Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2

Dated as of July 23, 2012

to

CREDIT AGREEMENT

Dated as of April 25, 2011

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of July 23, 2012 by and among Belden Inc., a Delaware corporation (the “Company”), Belden FinCo Inc., a company organized under the laws of the Province of Ontario, Canada (the “Canadian Borrower”, and together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), under that certain Credit Agreement dated as of April 25, 2011 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that (i) the Canadian Borrower be designated as a Foreign Subsidiary Borrower under the Credit Agreement, (ii) the Required Lenders and certain Term Lenders consent to the addition of a Canadian Dollar term loan facility under the Credit Agreement and (iii) the Required Lenders and the Administrative Agent agree to certain other amendments to the Credit Agreement;

WHEREAS, the parties hereto have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment.

1. Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 5 below, the parties hereto agree that the Credit Agreement and the Exhibits and Schedules attached thereto are hereby amended in their entirety to read as set forth on Annex I attached hereto (the aforementioned Credit Agreement, as so amended, the “Amended Credit Agreement”).

2. Amendments to Exhibits to Security Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 5 below, the parties hereto agree that the Exhibits to the Security Agreement are hereby amended in their entirety to read as set forth on Annex II attached hereto.

3. Addition of Canadian Borrower. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Foreign

Subsidiary Borrowers, and the Company and the Canadian Borrower desire that the Canadian Borrower become a Foreign Subsidiary Borrower. The Canadian Borrower shall designate officers to request Borrowings under the Credit Agreement on behalf of the Canadian Borrower and sign this Amendment and the other Loan Documents to which the Canadian Borrower is, or may from time to time become, a party. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the Canadian Borrower. Upon the effectiveness of this Amendment, the Canadian Borrower shall be a party to the Credit Agreement and shall constitute a “Foreign Subsidiary Borrower” for all purposes thereof, and the Canadian Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

4. Term Lenders. Each Person that is identified as having a Term Loan Commitment on Schedule 2.01 to the Amended Credit Agreement and that, on or prior to the date hereof, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Amendment in its capacity as a “Lender” shall constitute a Term Lender and, for the avoidance of doubt, a Lender, for all purposes under the Loan Documents.

5. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Company, the Canadian Borrower, the Required Lenders (determined immediately prior to the effectiveness hereof), each Person that is becoming a Term Lender pursuant hereto and the Administrative Agent.

(b) The Administrative Agent shall have received counterparts of the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Subsidiary Guarantors.

(c) The Administrative Agent shall have received a fully executed and effective copy of (i) the Second Priority Deed of Disclosed Pledge over Limited Partnership Interests by Belden Holdings, Inc., CDT International Holdings LLC and Belden Global C.V. with respect to 65% of their respective interests in Belden Global C.V., (ii) the Second Priority Deed of Disclosed Pledge over Registered Shares by Belden Holdings, Inc., CDT International Holdings LLC and Belden Global C.V. with respect to 65% of the shares of Belden International Holdings BV, each in form and substance satisfactory to the Administrative Agent and (iii) a reaffirmation of the Guaranty by Belden Global C.V.

(d) The Lenders shall have received financial statement projections through and including the Company’s next five (5) fiscal years in a form reasonably satisfactory to the Administrative Agent, together with such additional financial information as the Administrative Agent may reasonably request (including, without limitation, a summary of the assumptions used in preparing such projections).

(e) The Lenders shall have received a fully executed and effective copy of the Miranda Support Agreement (including all exhibits and disclosure schedules, and any amendments, supplements or other modifications to the Miranda Support Agreement or such exhibits and schedules) and such other related documents as the Lenders may reasonably request.

(f) The Administrative Agent shall have received favorable written opinions of each of (i) Lewis, Rice & Fingersh, L.C., U.S. counsel to the Loan Parties, (ii) McCarthy Tétrault LLP, Canadian counsel to the Canadian Borrower and (iii) Heussen, Dutch counsel to the Loan Parties, in connection with this Amendment, each in form and substance satisfactory to the Administrative Agent and covering such matters relating to the Loan Parties, this Amendment, the Amended Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

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(g) The Administrative Agent shall have received such other documents, instruments and certificates as the Administrative Agent or its counsel may reasonably request, including without limitation documents and certificates relating to the organization, existence and good standing of the Loan Parties and the authorization of this Amendment, the Amended Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(h) The Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including, to the extent invoiced, reasonable out-of-pocket fees and expenses of joint counsels for the Administrative Agent and Arranger) in connection with the this Amendment, the Credit Agreement and the other Loan Documents.

Upon the occurrence of the effectiveness of this Amendment, the Administrative Agent shall notify the Borrowers and the Lenders, and such notice shall be conclusive and binding.

6. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:

(a) The execution, delivery and performance of this Amendment and the Amended Credit Agreement are within such Borrower’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Amendment has been duly executed and delivered by such Borrower and this Amendment and the Amended Credit Agreement constitute the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and requirements of reasonableness, good faith and fair dealing.

(b) The execution, delivery and performance of this Amendment and the Amended Credit Agreement (a) do not require any material consent or material approval of, material registration or material filing with, or any other action by, any Governmental Authority, except in each case as have been obtained or made and that are in full force and effect and except for filings required to perfect the Liens created pursuant to the Loan Documents, (b) will not violate (i) any material law or material regulation or (ii) the charter, by-laws or other organizational documents of such Borrower or any of its Subsidiaries or (iii) any material order of any Governmental Authority applicable to such Borrower and its Subsidiaries, (c) will not violate in any material respect or result in a default under any material indenture, material agreement or other material instrument binding upon such Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any material payment to be made by such Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries, other than Liens created under the Loan Documents and, with respect to the use of proceeds thereof, other than a Lien permitted by Section 6.02 of the Credit Agreement.

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(c) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of (or made with respect to) such Borrower set forth in the Amended Credit Agreement and each Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof (except to the extent that any such representation and warranty is stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

7. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement. This Amendment is a Loan Document and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b) Each Borrower (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of any Borrower arising under or pursuant to the Credit Agreement and the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party (including, without limitation, each applicable Collateral Document), (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents, and (iv) acknowledges and agrees that, except as specifically modified above, the Credit Agreement and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BELDEN INC.,
as the Company

By:	/s/ Kevin Bloomfield
Name:	Kevin Bloomfield
Title:	Senior Vice President, Secretary and General Counsel

By:	/s/ John E. Einwalter
Name:	John E. Einwalter
Title:	Vice President, Treasurer

BELDEN FINCO INC.,
as the Canadian Borrower

By:	/s/ Michelle Long
Name:	Michelle Long
Title:	President

By:	/s/ Brian E. Anderson
Name:	Brian E. Anderson
Title:	Secretary

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Swingline Lender, as the Issuing Bank and as Administrative Agent

By:	/s/ Suzanne Ergastolo
Name:	Suzanne Ergastolo
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as a Lender

By:	/s/ Michael N. Tam
Name:	Michael N. Tam
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Daniel R. Van Aken
Name:	Daniel R. Van Aken
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Patrick D. Engel
Name:	Patrick D. Engel
Title:	Vice President

U.S. BANK NA CANADA BRANCH,
as a Lender

By:	/s/ Joseph Rauhala
Name:	Joseph Rauhala
Title:	Principal Officer

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

CITIBANK, N.A.,
as a Lender

By:	/s/ Ahu Gures
Name:	Ahu Gures
Title:	Vice President

CITIBANK, N.A., Canadian branch
as a Lender

By:	/s/ Niyousha Zarinpour
Name:	Niyousha Zarinpour
Title:	Authorised Signer

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Thomas S. Sherman
Name:	Thomas S. Sherman
Title:	Senior Vice President

PNC BANK CANADA BRANCH,
as a Lender

By:	/s/ Nazmin Adatia
Name:	Nazmin Adatia
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

RBS CITIZENS, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Lisa Garling
Name:	Lisa Garling
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Marcel Fournier
Name:	Marcel Fournier
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

COMERICA BANK,
as a Lender

By:	/s/ Mark J. Leveille
Name:	Mark J. Leveille
Title:	Vice President

COMERICA BANK,
a Texas Banking Association and foreign authorized bank under the Bank Act (Canada), as a Lender

By:	/s/ Omer Ahmed
Name:	Omer Ahmed
Title:	Portfolio Manager

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

FIFTH THIRD BANK,
Canadian Branch, as a Lender

By:	/s/ Mauro Spagnolo
Name:	Mauro Spagnolo
Title:	Managing Director & Principal Officer

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Fiyaz Khan
Name:	Fiyaz Khan
Title:	Second Vice President

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Matthew McLaurin
Name:	Matthew McLaurin
Title:	Vice President

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Anna Ostrovsky
Name:	Anna Ostrovsky
Title:	Authorized Signatory

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

Bank of Montreal,
as a Lender

By:	/s/ Naghmeh S. Hashemifard
Name:	Naghmeh S. Hashemifard
Title:	Director

Signature Page to Amendment No. 2 to Credit Agreement

Belden Inc.

Annex I

Amended Credit Agreement, Exhibits and Schedules

[Attached]

CONFORMED COPY

CREDIT AGREEMENT

dated as of

April 25, 2011

as amended through Amendment No. 2 thereto dated as of July 23, 2012 among

BELDEN INC.

BELDEN FINCO INC.

The Other Foreign Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent for the Revolving Credit Facility and the Term Loan Facility

DEUTSCHE BANK AG NEW YORK BRANCH and WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents for the Revolving Credit Facility

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Syndication Agent for the Term Loan Facility

U.S. BANK NATIONAL ASSOCIATION

as Documentation Agent for the Revolving Credit Facility

and

U.S. BANK NATIONAL ASSOCIATION and GOLDMAN SACHS BANK USA

as Co-Documentation Agents for the Term Loan Facility

J.P. MORGAN SECURITIES LLC

as Sole Bookrunner and Sole Lead Arranger

-ii-

Table of Contents

(continued)

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Table of Contents

(continued)

SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 2.02	—	Mandatory Cost
Schedule 2.06	—	Existing Letters of Credit
Schedule 3.01	—	Subsidiaries
Schedule 6.01	—	Existing Indebtedness
Schedule 6.01A	—	Existing Miranda Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.02A	—	Existing Miranda Liens
Schedule 6.04	—	Existing Investments
Schedule 6.06	—	Transactions with Affiliates

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Opinion of U.S. Counsel for the Company and Initial Domestic Loan Parties
Exhibit C	—	Form of Increasing Lender Supplement
Exhibit D	—	Form of Augmenting Lender Supplement
Exhibit E	—	List of Closing Documents
Exhibit F-1	—	Form of Borrowing Subsidiary Agreement
Exhibit F-2	—	Form of Borrowing Subsidiary Termination
Exhibit G-1	—	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit G-2	—	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit G-3	—	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit G-4	—	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)
Exhibit H	—	Form of Continuing Agreement re Letters of Credit

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CREDIT AGREEMENT (this “Agreement”) dated as of April 25, 2011 among BELDEN INC., BELDEN FINCO INC., the other FOREIGN SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Revolving Credit Facility and Term Loan Facility, DEUTSCHE BANK AG NEW YORK BRANCH and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-Syndication Agents for the Revolving Credit Facility, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent for the Term Loan Facility, U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent for the Revolving Credit Facility, and U.S. BANK NATIONAL ASSOCIATION and GOLDMAN SACHS BANK USA, as co-Documentation Agents for the Term Loan Facility.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing (other than a Canadian Loan), refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (i) (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus, without duplication (ii) in the case of Loans by a Lender from its office or branch in the United Kingdom, the Mandatory Cost.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder (including under the Revolving Credit Facility and Term Loan Facility), together with its successors and permitted assigns.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Subsidiary” means any Subsidiary if (a) a Deemed Dividend Problem would arise if such Subsidiary were to act as a Subsidiary Guarantor of the Secured Obligations of the Company or any Domestic Loan Party or (b) a Financial Assistance Problem would arise if such Subsidiary were to act as a Subsidiary Guarantor of the Secured Obligations.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Canadian Dollars and (v) any other Foreign Currency reasonably acceptable to the Administrative Agent and each of the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate in respect of Dollars for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amendment No. 2 Effective Date” means July 23, 2012.

“Applicable Payment Office” means, (a) in the case of a Canadian Borrowing, the Canadian Payment Office and (b) in the case of a Eurocurrency Borrowing, the applicable Eurocurrency Payment Office.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation and (b) with respect to the Term Loans, (i) prior to the funding of the Term Loans, the percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders (if the Term Loan Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Term Loan Commitments most recently in effect, giving effect to any assignments); provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Term Loan Commitment shall be disregarded in the calculation and (ii) from and after the funding of the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s outstanding Term Loan shall be disregarded in the calculation.

“Applicable Pledge Percentage” means 100%; provided that the foregoing percentage shall be (i) 65% in the case of a pledge by the Company or any Subsidiary of its Equity Interests in (a) an Affected Subsidiary or (b) a Foreign Subsidiary that is not a Pledge Subsidiary or (ii) 0% if a pledge of Equity Interests of such Subsidiary would cause a Financial Assistance Problem.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, any ABR Loan, any BA Equivalent Loan, any Canadian Base Rate Loan or with respect to the commitment fees and ticking fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread”, “BA Rate Spread”, “Canadian Base Rate Spread”, “Commitment Fee Rate” or “Ticking Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio	Eurocurrency Spread	ABR Spread	BA Rate Spread	Canadian Base Rate Spread	Commitment Fee Rate	Ticking Fee Rate
Category 1:	< 1.00 to 1.00	1.75%	0.75%	1.75%	0.75%	0.25%	0.25%
Category 2:	≥ 1.00 to 1.00 but < 1.75 to 1.00	2.00%	1.00%	2.00%	1.00%	0.30%	0.30%
Category 3:	≥ 1.75 to 1.00 but < 2.50 to 1.00	2.25%	1.25%	2.25%	1.25%	0.35%	0.35%
Category 4:	≥ 2.50 to 1.00 but < 3.25 to 1.00	2.50%	1.50%	2.50%	1.50%	0.40%	0.40%
Category 5:	≥ 3.25 to 1.00	2.75%	1.75%	2.75%	1.75%	0.50%	0.50%

For purposes of the foregoing,

(i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii) adjustments, if any, to the Category then in effect shall be effective five (5) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii) notwithstanding the foregoing, for the period from the Term Loan Funding Date until the Administrative Agent’s receipt of the Financials for the first fiscal quarter ending after the Term Loan Funding Date, the Applicable Rate (other than the Ticking Fee Rate, which shall no longer be applicable at such time) shall be based on a computation of the Leverage Ratio on a Pro Forma Basis as of the most recent fiscal quarter ended prior to the Term Loan Funding Date for which Financials have been delivered (after giving effect to any Loans and other obligations incurred on such date and the Miranda Acquisition) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Available Prepayment Basket” means, as of any date (a “Reference Date”), an amount (if positive) equal to:

    (a) $55,000,000,

minus    (b) the aggregate amount of any Voluntary Payments made prior to such date pursuant to clause (b) of the first sentence of Section 6.09,

minus    (c) the aggregate amount of any Mandatory Payments made prior to such date as contemplated by clause (g)(ii)(y) of Article VII,

in the case of each of the foregoing clauses (b) and (c), made during the period commencing on the Effective Date and ending on the applicable Reference Date.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that for purposes of calculating the commitment fee under Section 2.12(a) (i) any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure and (ii) any Lender’s LC Exposure shall be included as a component of the Revolving Credit Exposure.

“BA Equivalent Borrowing” means a Canadian Borrowing that bears interest at a rate per annum determined by reference to the BA Rate.

“BA Equivalent Loan” means a Canadian Loan that bears interest at a rate per annum determined by reference to the BA Rate.

“BA Rate” means, with respect to any Interest Period for any BA Equivalent Loan (a) in the case of any Lender named in Schedule I of the Bank Act (Canada), the rate per annum determined by the Administrative Agent by reference to the average annual rate applicable to Canadian Dollar bankers’ acceptances having a term comparable to such Interest Period quoted on the Reuters Screen “CDOR Page” (or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) at 10:00 a.m. on the date of the commencement of such Interest Period (the “CDOR Rate”) and (b) in the case of any other Lender, the CDOR Rate plus 0.10%. If such rates do not appear on the Reuters Screen at such time, the CDOR Rate shall be the rate of interest determined by the Administrative Agent that is equal to the average (rounded upwards to the nearest 1/100 of 1%) of rates per annum quoted by the banks listed in Schedule I of the Bank Act (Canada) (the “Schedule I Banks”) that are also Lenders in respect of Canadian Dollar bankers’ acceptances with a term comparable to such interest period; provided that if there are not at least two Lenders that are Schedule I Banks, the CDOR Rate shall be the rate of interest determined by the Administrative Agent that is equal to the average (rounded upwards to the nearest 1/100 of 1%) of rates per annum quoted by the largest five Schedule I Banks in respect of Canadian Dollar bankers’ acceptances with a term comparable to such interest period.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, liquidator, conservator, trustee, administrator, custodian, monitor, assignee for the benefit of creditors or similar Person charged with the preservation, reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Belden Canada” means Belden CDT (Canada) Inc., a corporation organized under the laws of Canada, together with its successors (including by merger or amalgamation).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Foreign Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans and BA Equivalent Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (i) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro); and (ii) when used in connection with a Canadian Loan, the term “Business Day” shall also exclude any day on which banks are required or authorized by law to close in Toronto, Canada.

“Canadian Base Rate Borrowing” means a Canadian Borrowing that bears interest at a rate per annum determined by reference to the Canadian Prime Rate.

“Canadian Base Rate Loan” means a Canadian Loan that bears interest at a rate per annum determined by reference to the Canadian Prime Rate.

“Canadian Borrower” means Belden FinCo Inc., a company organized under the laws of the Province of Ontario, Canada.

“Canadian Borrowing” means a Borrowing of Canadian Loans.

“Canadian Dollar” and/or “CAD” means the lawful currency of Canada.

“Canadian Intercompany Loan” means that certain loan in a maximum aggregate principal amount of CAD250,000,000 to be made by the Canadian Borrower to Belden Canada in connection with the Miranda Acquisition by lending proceeds of the Term Loans; the proceeds of such intercompany loan shall be used by Belden Canada to fund a portion of the purchase price for the Miranda Acquisition.

“Canadian Loan” means a Loan denominated in Canadian Dollars.

“Canadian Payment Office” of the Administrative Agent means the office, branch, affiliate or correspondent bank of the Administrative Agent for Canadian Dollars as specified from time to time by the Administrative Agent to the Company and each Lender.

“Canadian Prime Rate” means, for any day, the greater of (a) the per annum floating rate of interest established from time to time by JPMorgan Chase Bank, N.A., Toronto Branch, as the prime rate it will use to determine rates of interest on Canadian Dollar loans to its customers in Canada as in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (b) the sum of (x) the CDOR Rate for an Interest Period of one month on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (y) 1.0%.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) any securities or direct obligations (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or agency thereof, (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government in each case maturing within one year from the date of acquisition thereof, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s maturing within 270 days from the date of acquisition thereof, (d) any time deposit, insured certificate of deposit, overnight bank deposit, overnight repurchase agreements, or bankers’ acceptance maturing within 180 days from the date of acquisition thereof issued or accepted by any commercial bank that is organized under the laws of the United States or any state thereof, including any foreign branch or foreign agency of any such commercial bank, (e) shares of any money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above, (f) all of the types of investments referred to in clause (a), (b), (c), (d) or (e) above issued by any agency of any foreign government, in each case maturing within one year from the date of acquisition thereof and having a rating of at least “A-1” or “A+” from S&P or at least “P-1” or “A1” from Moody’s and (g) other cash equivalents from time to time approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed.

“CDOR Rate” shall have the meaning assigned to such term in the definition of BA Rate.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (d) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ or managers’ qualifying shares) of the ordinary voting and economic power of any Foreign Subsidiary Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all personal property located in the United States that is owned, leased or operated by a Domestic Loan Party covered by the Collateral Documents and any and all other personal property located in the United States of any Domestic Loan Party, as well as the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by any Domestic Loan Party or any Foreign Subsidiary that is not an Affected Subsidiary, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations. For purposes of clarification, upon written notice given to the Administrative Agent by the Company, the personal property assets or personal property properties owned, leased or operated by a Domestic Loan Party covered by the Collateral Documents and any Equity Interests pledged pursuant to the Collateral Documents and any and all other personal property assets or personal property properties of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, shall in each case no longer constitute “Collateral” during a Collateral Release Period and during a Collateral Release Period there shall be no “Collateral.” In all cases, Collateral excludes the Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, collateral assignments, financing statements and all other similar security or pledge agreements whether heretofore, now, or hereafter executed by the Company or any of its Subsidiaries and delivered to the Administrative Agent.

“Collateral Period” means any period during which a Collateral Release Period is not in effect.

“Collateral Release Period” means any period after the Effective Date commencing on the occurrence of a Collateral Release Date and ending on the Collateral Trigger Date, if any, subsequent to such Collateral Release Date.

“Collateral Release Date” means any date after the Effective Date on which no Default or Event of Default is continuing and all of the following events shall have occurred: (a) Moody’s has in effect a rating for the Index Debt (that has not been placed on negative watch) of Baa3 (stable or better outlook) or higher and (b) S&P has in effect a rating for the Index Debt (that has not been placed on negative watch) of BBB- (stable or better outlook) or higher.

“Collateral Requirements” has the meaning assigned to such term in Section 5.09(h).

“Collateral Trigger Date” means any date after the Effective Date on which one of the following events occurs: (a) Moody’s issues a rating for the Index Debt of Ba2 or lower, (b) S&P issues a rating for the Index Debt of BB or lower or (c) Moody’s or S&P ceases to issue a rating for the Index Debt.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Company” means Belden Inc., a Delaware corporation.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are Franchise Taxes.

“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP. The term “Consolidated Capital Expenditures” shall not include capital expenditures in respect of the reinvestment of proceeds (to the extent reinvested within 12 months of the date of receipt) derived from asset dispositions (in an aggregate amount not to exceed $10,000,000 during any period of 12 months) or proceeds of insurance or condemnation received by the Company or any of its Subsidiaries and any expenditure to the extent such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period.

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, without duplication, (i) Consolidated Interest Expense, (ii) expense for taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including, without limitation, federal and state and local income taxes, foreign income taxes, or franchise taxes, (iii) depreciation, (iv) amortization, (v) each non-cash expense (including, without limitation, non-cash expenses related to stock based compensation), non-cash charge or non-cash loss (including, extraordinary, unusual or non-recurring non-cash losses), including, without limitation, in connection with Permitted Acquisitions or restructurings, incurred or recognized, (vi) cash charges incurred in connection with acquisition or restructuring activities prior to the Effective Date and to the extent not in excess of $10,000,000, (vii) fees, costs and expenses incurred by the Loan Parties in connection with any Permitted Acquisition, in each case whether or not consummated and solely to the extent disclosed in writing to the Administrative Agent and in an aggregate amount not to exceed $10,000,000 during any Reference Period , (viii) cash charges or extraordinary, unusual or non-recurring cash losses incurred or recognized (provided that the aggregate amount of any such cash charges or cash losses under this clause (viii) during any Reference Period shall not exceed the Permitted Cash Add-Back Amount) and (ix) any premiums, penalties or similar payments made by the Company in connection with any refinancing of the Existing Subordinated Notes, and the fees, costs and expenses incurred by the Company in connection with any such refinancing (provided that the aggregate amount of any such cash charges or cash losses under this clause (ix) shall not exceed $55,000,000 during the term of this Agreement), all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis, minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from income tax expense), (3) any cash payments made during such period in respect of items described in clause (v) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred (provided, that any such cash payments shall not be required to be subtracted under this clause (3) to the extent by which the Permitted Cash Add-Back Amount exceeds the aggregate amount of cash losses added back pursuant to clause (viii) above for such Reference Period, if positive) and (4) extraordinary, unusual or non-recurring income or gains recognized, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period.

As used in this definition:

“Material Acquisition” means any acquisition of property or Equity Interests or series of related acquisitions of property or Equity Interests that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000.

“Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross cash proceeds to the Company or any of its Subsidiaries in excess of $10,000,000.

“Permitted Cash Add-Back Amount” means, as of the last day of the relevant Reference Period, the lesser of (i) $35,000,000 and (ii) the amount (if positive) by which Qualified Cash as of such date exceeds the Revolving Credit Exposure (excluding LC Exposure) as of such date.

By way of illustration only of the impact of the Permitted Cash Add-Back Amount on Consolidated EBITDA for a hypothetical Reference Period, assume the following:

(i)	Consolidated Net Income plus all amounts permitted to be added back pursuant to clauses (i) through (vii) equals 250;

(ii)	on the last day of the hypothetical Reference Period, Qualified Cash equals 150 and there are 50 of Loans outstanding, resulting in a Permitted Cash Add-Back Amount of 35 (lesser of (i) 35 and (ii) 150 minus 50).

(iii)	the Company recognized a cash restructuring charge during the Reference Period of 20;

(iv)	non-cash expense relating to non-cash stock based compensation that was added back in a prior fiscal quarter has now resulted in a cash payment of 30; and

(v)	no other adjustments are required per the balance of the definition of Consolidated EBITDA.

Hypothetical Consolidated EBITDA equals (with any reference to a “clause” below being a reference to the relevant “clause” in the definition of Consolidated EBITDA):

250	Consolidated Net Income plus all amounts permitted to be added back pursuant to clauses (i) through (viii)

+ 20	Cash restructuring charge under clause (viii) (cannot exceed the Permitted Cash Add-Back Amount of 35)

- 15	The Company does not have to subtract the entire 30 of cash payments for stock based compensation under clause (3), but does have to subtract an amount equal to the amount by which the Permitted Cash Add-Back Amount (35) exceeds cash restructuring charges taken under clause (viii) (20). Therefore the Company must subtract 15 of such cash payments but need not subtract the remaining 15 (35 minus 20) of such cash payments.

= 255	Hypothetical Consolidated EBITDA

“Consolidated Fixed Charges” means, with reference to any period, without duplication, cash Consolidated Interest Expense, plus scheduled principal payments on Indebtedness for borrowed money made during such period, plus an amount equal to, to the extent positive, taxes paid in cash by the Company and its Subsidiaries net of refunds or credits (which reduce cash taxes that would otherwise have been payable during such period) for taxes received by the Company and its Subsidiaries, plus dividends paid (other than to the Company or a Subsidiary) by the Company in cash, all calculated for the Company and its Subsidiaries on a consolidated basis (other than dividends which are only paid to the Company or by a Subsidiary to another Subsidiary) in accordance with GAAP.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any Subsidiary of the Company.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness (excluding Indebtedness of the type described in clause (g) of the definition of Indebtedness (other than with respect to the type of Indebtedness described in clauses (a), (b) and (c) of the definition of Indebtedness)) of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Obligations” means Secured Obligations as they may exist from time to time, other than the Parallel Debt.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Deemed Dividend Problem” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Company or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing adverse tax consequences to the Company or such parent Domestic Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and/or tax advisors.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Documentation Agent” means each of (i) U.S. Bank National Association in its capacity as documentation agent for the Revolving Credit Facility and (ii) U.S. Bank National Association and Goldman Sachs Bank USA in its capacity as a co-documentation agent for the Term Loan Facility.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Loan Parties” means, collectively, the Company and the Subsidiary Guarantors that are Domestic Subsidiaries.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Earn-Outs” means, with respect to any Person, obligations of such Person arising from a Permitted Acquisition which are payable to the seller based on the achievement of specified financial results over time.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Foreign Subsidiary” means (i) any Foreign Subsidiary organized under the laws of an Eligible Jurisdiction and (ii) any other Foreign Subsidiary that is approved from time to time by the Administrative Agent (after consultation with the Lenders), such approval not to be unreasonably withheld, conditioned or delayed.

“Eligible Jurisdictions” means, collectively, (i) Germany, (ii) the Netherlands, (iii) Hong Kong, (iv) Canada and (v) England and Wales.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is reasonably likely to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU” means the European Union.

“euro” and/or “EUR” means the single currency of the participating member states of the EU.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems reasonably appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Property” means, collectively, (i) Equity Interests in excess of the Applicable Pledge Percentage in the case of a pledge by the Company or any Subsidiary of its Equity Interests in an Affected Subsidiary or any Foreign Subsidiary that is not a Pledge Subsidiary, (ii) real property, fixtures and improvements located on real property, (iii) any trademark applications filed in the United States Patent and Trademark Office on the basis of intent to use such trademark by any Person covered by the Collateral Documents, unless and until a statement of use or amendment to allege use is filed in the United States Patent and Trademark Office, whereupon such trademark shall automatically be deemed included in the Collateral, (iv) foreign trademarks and trademark applications, foreign patents and patent applications, foreign copyrights and copyright applications, and other foreign intellectual property, including, without limitation, industrial design rights, (v) [reserved], (vi) deposit accounts and securities accounts, (vii) personal property located outside of the United States, (viii) [reserved], (ix) assets subject to a Lien securing Capital Lease Obligations or purchase money debt obligations, in each case permitted hereunder, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such asset (A) will be Excluded Property only to the extent and for so long as the consequences specified above will result and (B) will cease to be Excluded Property and will become subject to the Lien granted under the Security Agreement, immediately and automatically, at such time as such consequences will no longer result, (x) any assets to the extent that the grant of a security interest therein would result in a Deemed

Dividend Problem or a Financial Assistance Problem, (xi) any (a) rights under or with respect to any general intangible, contract rights, lease license, permit or authorization to the extent any such general intangible, contract rights, lease, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant or (b) interest in a joint venture or non-wholly owned Subsidiary to the extent and for so long as the attachment of the security interest created hereby therein would violate any joint venture agreement, organizational document, shareholders agreement or equivalent agreement relating to such joint venture or non-wholly owned Subsidiary that was entered into for legitimate and customary business purposes (subclauses (xi)(a) and (xi)(b) being collectively, the “Restricted Assets”), provided that (I) the proceeds of any Restricted Asset shall continue to be deemed to be “Collateral” and (II) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto). Concurrently with any such Restricted Asset being entered into or arising after the date hereof, the applicable Person covered by the Collateral Documents shall be obligated to use commercially reasonable efforts to obtain any waiver or consent (in form and substance acceptable to the Administrative Agent) necessary to allow such Restricted Asset to constitute Collateral hereunder and (xii) such assets which the Administrative Agent shall determine in its reasonable discretion, in consultation with the Company, that the cost or burden of obtaining or perfecting a security interest therein are excessive in relation to the value of the security to be afforded thereby.

“Excluded Subsidiary” means a Subsidiary of the Company that is not a Domestic Loan Party.

“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:

(a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;

(b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which any Borrower is located;

(c) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by any Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a); and

(d) any U.S. Federal Withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit described on Schedule 2.06 hereto, including all renewals, extensions and amendments thereto.

“Existing Miranda Debt Facility” means Miranda’s credit facility in effect as of the Amendment No. 2 Effective Date with Bank of Montreal.

“Existing Subordinated Notes” shall mean (i) the Company’s existing 7.0% Senior Subordinated Notes due 2017 in the original aggregate principal amount of $350,000,000 and (ii) the Company’s 9.25% Senior Subordinated Notes due 2019 in the original aggregate principal amount of $200,000,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Assistance Problem” means, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to become a Subsidiary Guarantor (or in the case of a Foreign Subsidiary Borrower, to become jointly and severally liable for the Obligations or Secured Obligations) or to permit its Equity Interests to be pledged pursuant to a pledge agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Company in its commercially reasonable judgment acting in good faith and in consultation with its legal and/or tax advisors.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“First Tier Foreign Subsidiary” means each Foreign Subsidiary in which more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests are directly owned or controlled by any one or more (i) Domestic Loan Parties or (ii) Foreign Subsidiaries that are neither Affected Subsidiaries nor owned (directly or indirectly) by one or more Affected Subsidiaries.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means the Canadian Borrower and any Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Permitted Canadian Indebtedness” has the meaning assigned to such term in Section 6.01.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such tender offer or similar solicitation) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, excluding trade payables incurred in the ordinary course of business, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accrued expenses and trade payables incurred in the ordinary course of business, (ii) deferred compensation arrangements entered into in the ordinary course of business in consideration for actual services rendered and (iii) Earn-Outs (unless the performance requirements have been satisfied and the amount payable is fixed)), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others (excluding Guarantees by the Company or its Subsidiaries of leases, sales agreements or supply agreements entered into by any Subsidiary), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all obligations of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall exclude all Trade Payables Financings.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Index Debt” means senior, unsecured, long-term (with tenor being determined at the time of issuance) indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information Memorandum” means the Confidential Information Memorandum dated February 2011 relating to the Company and the Transactions.

“Insignificant Subsidiary” means, as of any date of determination, any Subsidiary of the Company that (a) had less than (i) $1,000,000 in Consolidated EBITDA (as defined herein without giving effect to any Subsidiaries of such Subsidiary), (ii) $1,000,000 of assets (giving effect to the value of Equity Interests owned by such Subsidiary but excluding the assets of the Subsidiaries of such Subsidiary) and (iii) $1,000,000 of liabilities (excluding the liabilities of the Subsidiaries of such Subsidiary), (b) together with all other such other Insignificant Subsidiaries, had less than (i) $3,000,000 in Consolidated EBITDA, (ii) $3,000,000 of assets and (iii) $3,000,000 of liabilities (in each case, as reflected on the most recent financial statements delivered pursuant to Section 5.01(a) or (b) prior to such date) and (c) has been designated as such by the Company in a written notice delivered to the Administrative Agent (other than any such Subsidiary as to which the Company has revoked such designation by written notice to the Administrative Agent). At no time may a Borrower or a Material Subsidiary be an Insignificant Subsidiary.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) or Canadian Base Rate Loan, the last day of each March, June, September and December, the Revolving Credit Maturity Date and the Term Loan Maturity Date, (b) with respect to any Eurocurrency Loan or a BA Equivalent Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or a BA Equivalent Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Revolving Credit Maturity Date and the Term Loan Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing or a BA Equivalent Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing or a BA Equivalent Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing or a BA Equivalent Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any Equity Interests of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any guaranty for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly and without duplication, any deposit, loan, advance, commitment to lend or advance, or other extension of credit to any other Person (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such sale and the fair market value of the property sold.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i); provided that, solely with respect to the Existing Letters of Credit, any reference to “Issuing Bank” shall include such Lenders as are the issuers of the Existing Letters of Credit. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“ITA” means the Income Tax Act (Canada), as amended, and any regulations promulgated thereunder.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” has the meaning assigned to such term in Section 6.12(a).

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on, in the case of Dollars, Reuters Screen LIBOR01 Page and, in the case of any Foreign Currency, the appropriate page of such service which displays British Bankers Association Interest Settlement Rates for deposits in such Foreign Currency (or, in each case, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as reasonably determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant Agreed Currency in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to (or, in the case of Loans denominated in Pounds Sterling, on the day of) the commencement of such Interest Period, as the rate for deposits in the relevant Agreed Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the relevant Agreed Currency in an Equivalent Amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to (or, in the case of Loans denominated in Pounds Sterling, on the day of) the commencement of such Interest Period.

“Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement in which a lien arises, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement or preferential arrangement which has the practical effect of constituting a security interest, as to property of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e) of this Agreement, any Letter of Credit applications, the Collateral Documents, the Subsidiary Guaranty, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, fee letters, collateral assignments, and letter of credit agreements, now or hereafter executed by or on behalf of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the Transactions. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrowers and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars, (ii) Toronto, Canada time in the case of a Canadian Borrowing and related Loans and (iii) local time in the case of a Loan, Borrowing or LC Disbursement (other than a Canadian Borrowing) denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Mandatory Cost” is described in Schedule 2.02.

“Mandatory Payment” means the consummation of any offer by the Company, as required to be made by the Company pursuant to the terms of the Subordinated Indebtedness Documents or Senior Refinancing Indebtedness Documents, arising from the sale or other disposition of any assets of the Company or any of its Subsidiaries, for the prepayment, defeasance, purchase, redemption, retirement or other acquisition or satisfaction of all or any principal portion of any Subordinated Indebtedness or Senior Refinancing Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents or the Senior Refinancing Indebtedness Documents prior to the scheduled maturity thereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the material rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for periods after the Effective Date for which financial statements have been delivered pursuant to Section 5.01, contributed greater than ten percent (10%) of the Company’s Consolidated EBITDA for such period (determined on a consolidated basis for such Domestic Subsidiary and its Subsidiaries) (ii) which contributed greater than five percent (5%) of the Company’s Consolidated Total Assets as of such date (determined on a consolidated basis for such Domestic Subsidiary and its Subsidiaries), or (iii) is designated as a “Material Domestic Subsidiary” by the Company.

“Material Foreign Subsidiary” means each Foreign Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for periods after the Effective Date for which financial statements have been delivered pursuant to Section 5.01, contributed greater than ten percent (10%) of the Company’s Consolidated EBITDA for such period (determined on a consolidated basis for such Foreign Subsidiary and its Subsidiaries), (ii) which contributed greater than five percent (5%) of the Company’s Consolidated Total Assets as of such date (determined on a consolidated basis for such Foreign Subsidiary and its Subsidiaries), or (iii) is designated as a “Material Foreign Subsidiary” by the Company.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” has the meaning assigned to such term in the Security Agreement.

“Material Subsidiary” means, as the case may be, (i) a Material Domestic Subsidiary or a Material Foreign Subsidiary and (ii) Material Domestic Subsidiaries and Material Foreign Subsidiaries, collectively.

“Miranda” means Miranda Technologies Inc., a company organized under the laws of the Province of Quebec, Canada.

“Miranda Acquisition” means the acquisition by Belden Canada of Miranda as contemplated in the Miranda Support Agreement.

“Miranda Support Agreement” means that certain Support Agreement dated as of June 4, 2012 among the Company, Belden Canada and Miranda, together with all exhibits, schedules and appendices thereto (including the Disclosure Letter executed in connection therewith), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of (a) all Taxes paid (or reasonably estimated to be payable) and (b) any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case, during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations, liabilities and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Bank or any other Person entitled to indemnification hereunder, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any Loan Document or Letter of Credit.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Excluded Taxes or Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parallel Debt” has the meaning assigned to such term in Article VIII.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Company or any Subsidiary of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Company or any of the Subsidiaries or any business or operation reasonably related thereto, (c) the Company and the Subsidiaries are in compliance, on a Pro Forma Basis after giving effect to such acquisition (but without giving effect to any synergies or cost savings), with the covenants contained in Section 6.12 recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $100,000,000 (excluding Earn-Outs), the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company to such effect, together with, to the extent readily available, all relevant financial information, statements and projections reasonably requested by the Administrative Agent, (d) the Administrative Agent shall have received a description of the material terms of such acquisition and the audited financial statements (or, if unavailable, management-prepared financial statements) of such Person or division or line of business of such Person for its two most recently ended fiscal years and for any fiscal quarters ended within the fiscal year to-date for which such financial statements are available, (e) in the case of an acquisition or merger involving the Company or a Subsidiary, the Company or such Subsidiary is the surviving entity of such merger and/or consolidation and (f) the aggregate consideration paid in respect of such acquisition, when taken together with the aggregate consideration paid in respect of all other acquisitions, does not exceed $100,000,000 (excluding Earn-Outs) during any fiscal year of the Company; provided, that the foregoing clause (f) shall not apply to an acquisition and such acquisition shall be excluded from the foregoing clause (f) if, at the time thereof and immediately after giving effect thereto (including pro forma effect (but without giving effect to any synergies or cost savings)), the Leverage Ratio is no greater than (i) 3.65 to 1.00 with respect to any acquisition consummated on or before December 31, 2011 or (ii) 3.50 to 1.00 with respect to any acquisition consummated after such date.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes, assessments, charges or other governmental levies that are not yet due or payable or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or are being contested in compliance with Section 5.04;

(b) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s and supplier’s (including sellers of goods), landlords’, repairmen’s or other Liens imposed by law or pursuant to customary reservations of retention of title arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business; with respect to Subsidiaries incorporated in Germany this shall include security created or subsisting in order to comply with the requirements of Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) and of Section 7e of the German Social Security Code IV (Sozialgesetzbuch IV);

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, contractual or warranty requirements, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) Liens arising out of judgments, decrees and attachments not resulting in an Event of Default;

(f) easements (including reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, reservations, encroachments, variations, restrictions on the use of real property, any zoning, building or similar laws or rights reserved to or vested in any Governmental Authority, minor defects or irregularities in title, lessor’s liens and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the use of such property by the Company or any Subsidiary;

(g) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by the Company or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(h) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

(i) Liens evidenced by precautionary UCC financing statements in respect of operating leases;

(j) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary;

(k) Liens in favor of the Issuing Lender, Swingline Lender or the Administrative Agent to cash collateralize or otherwise secure the obligations of a Defaulting Lender as required hereunder; and

(l) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements, accessions and attachments on such property);

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Factoring Transaction” means a sale on a non-recourse basis by the Company of accounts receivable owed to the Company by Siemens Industry, Inc., a customer of the Company, to Orbian Corp. and Orbian Financial Services II, LLC; provided, that the aggregate face amount of accounts receivable and notes receivable subject to all such sales does not exceed $2,000,000 during any fiscal year.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) (i) Investments existing on the date hereof and set forth on Schedule 6.04 and (ii) loans by Domestic Loan Parties to Foreign Subsidiaries (and extensions, renewals and replacements thereof), provided that the aggregate outstanding amount of such loans described in this clause (ii) does not exceed $285,000,000 at any time;

(c) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit (other than to Affiliates of the Company) arising or acquired in the ordinary course of business, (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit, and (iv) receivables owing to the Company or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d) Investments constituting a Permitted Acquisition;

(e) Investments by the Company in any Subsidiary of the Company, and Investments by any Subsidiary in any other Subsidiary or in the Company (other than Investments by Domestic Loan Parties in Excluded Subsidiaries);

(f) Investments in the form of loans made by a Domestic Loan Party to an Excluded Subsidiary in connection with a Permitted Acquisition solely for the purpose of transferring the purchase price consideration therefor from such Domestic Loan Party to such Excluded Subsidiary, which purchase price consideration shall be paid to the applicable seller or returned to the assigning Domestic Loan Party within ten (10) Business Days of transfer to such Excluded Subsidiary; provided, that if such Permitted Acquisition closes, then the foregoing shall not apply to such purchase price consideration that is escrowed pursuant to an escrow agreement to which the Excluded Subsidiary and the applicable seller are a party; and provided further, that this clause (f) shall no longer be available as a type of “Permitted Investment” from and after the date on which the Company or any Subsidiary has incurred Indebtedness in reliance on Section 6.01(k) (it being the intent of the parties hereto that neither the Company nor any Subsidiary shall have access to this clause (f) from and after the date on which the Company or any Subsidiary has incurred Indebtedness in reliance on Section 6.01(k));

(g) loans or advances to employees, directors and officers of the Company or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes (including to purchase Equity Interests in the Company); provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (g) shall not exceed $2,000,000 at any time;

(h) Investments in the form of Guarantees not prohibited by this Agreement;

(i) Investments under Swap Agreements otherwise permissible under this Agreement, and Investments resulting from sales of property if not prohibited by this Agreement;

(j) Investments (other than in cash or Cash Equivalents) made by the Company or any Subsidiary during the term of this Agreement in joint ventures in which the Company or any Subsidiary is a member; provided that the aggregate net book value of such Investments (measured at the time such Investments are made) shall not exceed $75,000,000 during the term of this Agreement; and

(k) any additional Investment(s) by the Company or any of its Subsidiaries (including Investments by Domestic Loan Parties in Excluded Subsidiaries); provided that the aggregate amount of all Investments made pursuant to this clause (k) during a given fiscal year shall not exceed (i) at any time that the Leverage Ratio as of the end of the most recent fiscal quarter for which Financials have been delivered is less than 3.75 to 1.0, $75,000,000, and (ii) at any time after it is determined that the Leverage Ratio as of the end of the most recent fiscal quarter for which Financials have been delivered equals or exceeds 3.75 to 1.0, the greater of (x) $25,000,000 and (y) the aggregate amount of Investments previously made during such fiscal year at a time prior to the determination that the Leverage Ratio was less than or equal to 3.75 to 1.0.

“Permitted Refinancing Amount” means, as it relates to any Indebtedness being refinanced, up to 100% of the principal amount of such Indebtedness plus unpaid accrued interest and any premiums, penalties or similar payments thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Subsidiary” means (i) each Domestic Subsidiary owned by a Domestic Loan Party, (ii) each First Tier Foreign Subsidiary that is a Material Foreign Subsidiary, and (iii) each other First Tier Foreign Subsidiary the Applicable Pledge Percentage of which has been pledged as Collateral in order to comply with Section 5.09(d)(ii), but only for so long as such other First Tier Foreign Subsidiary described in this clause (iii) is required to be pledged as Collateral in order to comply with Section 5.09(d)(ii) (it being acknowledged and agreed that neither the Company nor any of its Subsidiaries will be required to pledge the Equity Interests in any specific First Tier Foreign Subsidiary for such purpose).

“Pledged Foreign Subsidiary” means each Pledge Subsidiary that is a Foreign Subsidiary, the Applicable Pledge Percentage of which has been pledged as Collateral.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time (or any successor statute) or similar legislation of any other jurisdiction in Canada the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to any event, that the Borrowers are in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.

“Qualified Cash” means, at any time, the aggregate amount all freely transferable unrestricted and unencumbered cash and Cash Equivalents balances (net of (i) overdrafts and (ii) actual or potential adverse Tax consequences and other obligations for repatriation and transaction costs and expenses related thereto; it being understood that such consequences and other obligations as described in this clause (ii) shall only apply with respect to the repatriation of funds from the jurisdiction where the cash and Cash Equivalents are located to a different jurisdiction where the cash and Cash Equivalents would be transferred in order to service the applicable Indebtedness of the Company or any Subsidiary) of the Company and its Subsidiaries in excess of $40,000,000.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Company or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Subsidiaries, now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Company or any of its Subsidiaries, now or hereafter outstanding.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is $400,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Facility” means the portion of the credit facility evidenced by this Agreement consisting of the several Revolving Commitments, Revolving Loans, Swingline Loans and Letters of Credit.

“Revolving Credit Maturity Date” means April 25, 2016.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Revolving Loan Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent at the time of the closing of such transaction to lease such property or asset as lessee.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means (i) all Obligations; and (ii) all Swap Obligations owing to one or more Lenders or their respective Affiliates.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Company and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and affiliate of such Lender in respect of Swap Agreements entered into with such Person by the Company or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, between the Domestic Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Domestic Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Senior Refinancing Indebtedness” means any senior unsecured Indebtedness of the Company or any Subsidiary which refinances then existing Subordinated Indebtedness or other Senior Refinancing Indebtedness in accordance with Section 6.09(a).

“Senior Refinancing Indebtedness Documents” means any document, agreement or instrument evidencing any Senior Refinancing Indebtedness or entered into in connection with any Senior Refinancing Indebtedness.

“Solvent” means, as of any date of determination, in reference to the Company and its Subsidiaries taken as a whole, (i) the fair value of the assets of the Company and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or unliquidated; (ii) the present fair saleable value of the property of the Company and its Subsidiaries taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or unliquidated, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or unliquidated, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries taken as a whole does not have unreasonably small capital with which to conduct the business.

“Specified Permitted Canadian Indebtedness” has the meaning assigned to such term in Section 6.01.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in such currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means each Material Subsidiary and each other Subsidiary that is party to any Subsidiary Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, and, in the case of any guaranty by a Foreign Subsidiary, any other guaranty agreements as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Company or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Syndication Agent” means each of (i) Deutsche Bank AG New York Branch and Wells Fargo Bank, National Association in its capacity as a co-syndication agent for the Revolving Credit Facility and (ii) Wells Fargo Bank, National Association in its capacity as syndication agent for the Term Loan Facility.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

“Term Loan Availability Period” means the period from and including the Amendment No. 2 Effective Date through and including the earlier of (i) 3:00 p.m. (New York City time) on the date that is ninety (90) days after the Amendment No. 2 Effective Date and (ii) any prior termination in full of the Term Loan Commitments.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation contemplated hereby executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be CAD250,000,000 on the Amendment No. 2 Effective Date. After advancing the Term Loans, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans.

“Term Loan Facility” means the portion of the credit facility evidenced by this Agreement consisting of the several Term Loan Commitments and Term Loans.

“Term Loan Funding Date” means the date occurring during the Term Loan Availability Period on which the Term Loans are advanced hereunder, subject to the satisfaction of the terms and conditions set forth in Sections 4.02 and 4.04.

“Term Loan Maturity Date” means July 23, 2017.

“Term Loans” means the term loans made by the Term Lenders to the Canadian Borrower pursuant to Section 2.01.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Trade Payables Financing” means any unsecured financing arrangement of the Company or any of its Subsidiaries which involves the payment by any third party financing provider of the Company’s or any of its Subsidiaries’ accounts payables (whether by purchase or otherwise) at a discount prior to the due date of such trade payables if the Company or its Subsidiaries, as applicable, remain liable to such third party financing source to pay the amount of such accounts payable in full on the initial due date thereof; provided that the Company or the applicable Subsidiary shall have repaid any amounts owed such third party financing provider within 210 days of the date such provider made such payment.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the BA Rate or the Canadian Prime Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time, including indemnification obligations; and (iii) any obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(D)(2).

“Voluntary Payment” means any voluntary prepayment, defeasance, purchase, redemption, retirement or other acquisition or satisfaction by the Company or any of its Subsidiaries of all or any principal portion of any (i) Subordinated Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents or (ii) Senior Refinancing Indebtedness from time to time outstanding under the Senior Refinancing Indebtedness Documents, in any such case, prior to the scheduled maturity thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally; Québec Interpretation. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The execution and delivery by any officer or other authorized individual on behalf of the Company or any of its Subsidiaries of this Agreement, any Loan Document, and any document, agreement or certificate executed or delivered in connection with any of the foregoing from time to time by the Company or any of its Subsidiaries, shall be deemed to be executed solely in such officer’s or other authorized individual’s capacity as such and not in their individual capacity, and no such officer or other such authorized individual shall have any personal liability for the execution and delivery thereof.

(b) For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall include “movable property”, (ii) “real property” or “real estate” shall include “immovable property”, (iii) “tangible property” or “tangible assets” shall include “corporeal property”, (iv) “intangible property” or “intangible assets” shall include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (vi) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the Civil Code of Québec, (vii) all references to “perfection” of or a “perfected” lien or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (viii) any “right of offset”, “right of set-off” or similar expression shall include a “right of compensation”, (ix) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall include a “mandatary”, (xi) “construction liens” shall include “legal hypothecs”, (xii) “joint and several” shall include “solidary”, (xiii) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xv) “easement” shall include “servitude”, (xvi) “priority” shall include “prior claim”, (xvii) “survey” shall include “certificate of location and plan”, (xviii) “state” shall include “province”, (xix) “fee simple title” shall include “absolute ownership” and (xx) “accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and the Company, the Administrative Agent and the Required Lenders agree to negotiate such modification in good faith as soon as practical as reasonably requested by the Company or the Administrative Agent in order to preserve the original intent of such provision in light of such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05. Status of Obligations. The Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Revolving Loan Availability Period in an aggregate principal amount that will not result in (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments and (b) each Term Lender with a Term Loan Commitment agrees to make a Term Loan to the Canadian Borrower in Canadian Dollars in a single advance on the Term Loan Funding Date, in an amount equal to such Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Term Loans shall be subject to amortization payments as set forth in Section 2.10.

(b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans, Eurocurrency Loans, Canadian Base Rate Loans or BA Equivalent Loans as the relevant Borrower may request in accordance herewith; provided that (i) each ABR Loan shall only be made in Dollars and shall only be made to the Company and (ii) each Canadian Base Rate Loan and BA Equivalent Loan shall only be made in Canadian Dollars and shall only be made to the Canadian Borrower. Each Term Loan shall be comprised entirely of Canadian Base Rate Loans or BA Equivalent Loans as the Canadian Borrower may request pursuant to Section 2.03 and shall only be made in Canadian Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan required to be made by such Lender under this Agreement by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). At the commencement of each Interest Period for any BA Equivalent Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of

CAD1,000,000 and not less than CAD5,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Revolving Borrowings and BA Equivalent Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period (i) with respect to a Revolving Borrowing would end after the Revolving Credit Maturity Date or (ii) with respect to a Term Loan Borrowing would end after the Term Loan Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing or BA Equivalent Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars to the Company) or by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) not later than four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency or a Eurocurrency Borrowing to a Foreign Subsidiary Borrower), in each case before the date of the proposed Borrowing, (b) by telephone in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Business Day of the proposed Borrowing or (c) by telephone in the case of a Canadian Base Rate Borrowing not later than 12:00 p.m., Local Time, two (2) Business Days prior to the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by an authorized signer on behalf of the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing (or in the case of a Canadian Borrowing, a Canadian Base Rate Borrowing or a BA Equivalent Borrowing);

(iv) in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) in the case of a BA Equivalent Borrowing, the initial Interest Period to be applicable thereto which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then, (i) in the case of a Borrowing denominated in Dollars to the Company, the requested Revolving Borrowing shall be an ABR Borrowing and (ii) in the case of a Canadian Borrowing to the Canadian Borrower, the requested Borrowing shall be a Canadian Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing or BA Equivalent Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a) each Eurocurrency Borrowing or Revolving Canadian Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing or Revolving Canadian Borrowing, as applicable,

(b) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit or LC Disbursement, and

(c) all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Company from time to time during the Revolving Loan Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a wire transfer to a general deposit account of the Company as directed by the Company from time to time (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in Agreed Currencies for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Loan Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend, renew or extend such Letter of Credit. The Company shall submit to JPMorgan Chase Bank, N.A., as Issuing Bank, a Continuing Agreement substantially in the form of Exhibit H hereto, prior to the initial issuance of a Letter of Credit by such Issuing Bank hereunder. If reasonably requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $25,000,000 and (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Revolving Credit Maturity Date; provided, that a Letter of Credit may expire up to one year beyond the Revolving Credit Maturity Date so long as the Company cash collateralizes 105% of the face amount of such Letter of Credit no later than two (2) Business Days prior to the Revolving Credit Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its reasonable discretion by notice to the Company, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving

Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable exchange rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f) Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply in accordance with its terms. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon with respect to any LC Disbursements; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b) and such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Company hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be at the option and sole discretion of the Administrative Agent be made solely (to the extent available) in federally insured deposits, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned by the Administrative Agent to the Company within three (3) Business Days after all Events of Default have been cured or waived. The Administrative Agent shall return to the Company cash collateral required by Section 2.11(b) within three (3) Business Days following the day that such cash collateral is no longer required by Section 2.11(b).

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars to the Company, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency or to a Foreign Subsidiary Borrower, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency and Borrower and at such Applicable Payment Office for such currency and Borrower; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower designated from time to time by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or BA Equivalent Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or BA Equivalent Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or Canadian Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency other than Canadian Dollars) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans or BA Equivalent Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing (and, in the case of a Canadian Borrowing, a Canadian Base Rate Borrowing or a BA Equivalent Borrowing);

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”; and

(v) if the resulting Borrowing is a BA Equivalent Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing or BA Equivalent Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or a BA Equivalent Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars borrowed by the Company, such Borrowing shall be converted to an ABR Borrowing; (ii) in the case of a Canadian Borrowing, such Borrowing shall be converted to a Canadian Base Rate Borrowing; and (iii) in the case of a Borrowing denominated in a Foreign Currency other than Canadian Dollars (or in Dollars by a Foreign Subsidiary Borrower) in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing borrowed by the Company may be converted to or continued as a Eurocurrency Borrowing or a BA Equivalent Borrowing, (ii) unless repaid, each Eurocurrency Borrowing borrowed by the Company shall be converted to an ABR Borrowing (and any such Eurocurrency Borrowing in a Foreign Currency shall be redenominated in Dollars at the time of such conversion) at the end of the Interest Period applicable thereto, (iii) unless repaid, each BA Equivalent Borrowing borrowed by the Canadian Borrower shall be converted to a Canadian Base Rate Borrowing, and (iv) unless repaid, each Eurocurrency Borrowing by a Foreign Subsidiary Borrower shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated (i) the Term Loan Commitments shall terminate on the earlier of (x) the Term Loan Funding Date (immediately after giving effect to the draw made thereon) and (y) last day of the Term Loan Availability Period and (ii) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the aggregate Revolving Commitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two (2) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable;

provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked at any time by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of a Class of Commitments shall be made ratably among the Lenders in accordance with their respective Commitments in such Class.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Revolving Credit Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding. If the Term Loan Funding Date occurs on or prior to September 30, 2012, the Canadian Borrower shall repay the Term Loans on each date set forth in the table below in the aggregate principal amount set forth opposite such date, with the balance of the Term Loans to be paid on the Term Loan Maturity Date:

Date	Amount
December 31, 2012	CAD3,125,000
March 31, 2013	CAD3,125,000
June 30, 2013	CAD3,125,000
September 30, 2013	CAD3,125,000
December 31, 2013	CAD6,250,000
March 31, 2014	CAD6,250,000
June 30, 2014	CAD6,250,000
September 30, 2014	CAD6,250,000
December 31, 2014	CAD6,250,000
March 31, 2015	CAD6,250,000
June 30, 2015	CAD6,250,000
September 30, 2015	CAD6,250,000
December 31, 2015	CAD9,375,000
March 31, 2016	CAD9,375,000
June 30, 2016	CAD9,375,000
September 30, 2016	CAD9,375,000
December 31, 2016	CAD12,500,000
March 31, 2017	CAD12,500,000
June 30, 2017	CAD12,500,000
Term Loan Maturity Date	CAD112,500,000

If the Term Loan Funding Date occurs on or after October 1, 2012, the Canadian Borrower shall repay the Term Loans on each date set forth in the table below in the aggregate principal amount set forth opposite such date, with the balance of the Term Loans to be paid on the Term Loan Maturity Date:

Payment Date	Amount
March 31, 2013	CAD3,125,000
June 30, 2013	CAD3,125,000
September 30, 2013	CAD3,125,000
December 31, 2013	CAD3,125,000
March 31, 2014	CAD6,250,000
June 30, 2014	CAD6,250,000
September 30, 2014	CAD6,250,000
December 31, 2014	CAD6,250,000
March 31, 2015	CAD6,250,000
June 30, 2015	CAD6,250,000
September 30, 2015	CAD6,250,000
December 31, 2015	CAD6,250,000
March 31, 2016	CAD9,375,000
June 30, 2016	CAD9,375,000
September 30, 2016	CAD9,375,000
December 31, 2016	CAD9,375,000
March 31, 2017	CAD18,750,000
June 30, 2017	CAD18,750,000
Term Loan Maturity Date	CAD112,500,000

Without limiting the foregoing, to the extent not previously repaid, all unpaid Term Loans shall be paid in full in Canadian Dollars by the Canadian Borrower on the Term Loan Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may reasonably request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if any such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11. Prepayment of Loans.

(a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice and otherwise in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing or a BA Equivalent Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars or a BA Equivalent Borrowing) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing or a Canadian Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing and each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the Term Loans included in the prepaid Term Loan Borrowing ratably across all remaining scheduled principal installments of the Term Loans (excluding the final principal payment of the Term Loan due on the Term Loan Maturity Date). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to and if required by Section 2.16.

(b) If at any time, (i) other than as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments or (ii) solely as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the aggregate Revolving Commitments, the Borrowers shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the aggregate Revolving Commitments.

(c) The Borrowers shall be required to prepay Loans to the extent required by, and in the manner described in, Section 6.01(k).

SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent (i) for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Lender’s Commitment terminates and (ii) for the account of each Term Lender a ticking fee, which shall accrue at the Applicable Rate on the amount of the Term Loan Commitment of such Lender during the period commencing on

August 1, 2012 (if the Term Loan Funding Date has not occurred prior to such date) and ending on the last day of the Term Loan Availability Period. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. Accrued ticking fees, if any, shall be payable in arrears on September 30, 2012 and on the earlier to occur of (x) the Term Loan Funding Date (if such date is after July 31, 2012) or (y) the last day of the Term Loan Availability Period. All commitment fees and ticking fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For clarification, if the Term Loan Funding Date occurs prior to August 1, 2012, there shall be no ticking fees owed hereunder.

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate per annum separately agreed upon between the Issuing Bank and the Company on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12 and except that ticking fees shall be paid in Canadian Dollars) and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees, ticking fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Canadian Loans comprising each Canadian Base Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each BA Equivalent Borrowing shall bear interest at the BA Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans shall (to the extent permitted by applicable law) bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Canadian Base Rate Revolving Loan prior to the end of the Revolving Loan Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan or BA Equivalent Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, computed by reference to the BA Rate or computed on the basis of the Canadian Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Prime Rate, Adjusted LIBO Rate, LIBO Rate or BA Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing or BA Equivalent Borrowing :

(a) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining (i) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period or (ii) in the case of a BA Equivalent Borrowing, the BA Rate for such Interest Period;

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate, the LIBO Rate or the BA Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and each Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company, the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing or BA Equivalent Borrowing shall be ineffective and any such Eurocurrency Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, (ii) any Eurocurrency Borrowing by a Foreign Subsidiary Borrower or BA Equivalent Borrowing by the Canadian Borrower, as applicable, that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto and (iii) if any Borrowing Request by the Company requests a Eurocurrency Borrowing in Dollars or a BA Rate Borrowing, such Borrowing shall be made as an ABR Borrowing or Canadian Base Rate Borrowing, as applicable, (and if any Borrowing Request requests a Eurocurrency Borrowing by a Foreign Subsidiary Borrower or denominated in a Foreign Currency, such Borrowing Request shall be ineffective); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans or BA Equivalent Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to the Administrative Agent or such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender or the Issuing Bank hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to the Administrative Agent, such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered, as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the Administrative Agent, the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as the Administrative Agent, such Lender or the Issuing Bank then reasonably determines to be relevant).

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered, as reasonably determined by such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or the Issuing Bank then reasonably determines to be relevant).

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that neither the Company nor its Subsidiaries shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or BA Equivalent Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan or BA Equivalent Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan or BA Equivalent Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or BA Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such

Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market (or with respect to BA Equivalent Loans, the Canadian bank market), as reasonably determined by such Lender. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

SECTION 2.17. Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrowers. The relevant Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrowers shall not be required to indemnify any Recipient for any loss, cost or expense (including any penalty or interest) to the extent arising out of any failure by the Administrative Agent or such Recipient to timely pay or file a return relating to an Indemnified Tax if any Borrower has paid the amount of such Tax to the Administrative Agent or such Recipient. The indemnity under this Section 2.17(d) shall be paid within ten (10) days after the Recipient delivers to the relevant Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or any Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Company, any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company, any Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (E) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of any Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit G (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the

Code, (b) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable such Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Issuing Bank. For purposes of Section 2.17(e) and (f), the term “Lender” includes the Issuing Bank.

SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars by the Company, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency or by a Foreign Subsidiary Borrower, 12:00 noon, Local Time, in the city of the Administrative Agent’s Applicable Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency or to a Foreign Subsidiary Borrower, the Administrative Agent’s Applicable Payment Office for such currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from any Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by any Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless an Event of Default has occurred and is continuing, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan or BA Equivalent Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or BA Equivalent Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Base Rate Loans, as applicable, of the same Class and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. If an Event of Default has occurred and is continuing then the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent, during the continuance of an Event of Default, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by a Borrower (or the Company on behalf of a Borrower) pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent. During the continuance of an Event of Default, each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the relevant Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable out of pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts owing and payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment is reasonably expected to result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances under Section 2.15 or under Section 2.17 entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20. Expansion Option. The Company may from time to time elect to increase the Commitments and/or enter into one or more tranches of term loans (each an “Incremental

Term Loan”), in each case in an aggregate amount that is an integral multiple of $25,000,000 and not less than $50,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $250,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, or to participate in such Incremental Term Loans, or extend Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20.

Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a Pro Forma Basis reasonably acceptable to the Administrative Agent) with the covenants contained in Section 6.12, (ii) the Administrative Agent shall have received documents and opinions consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase and (iii) the Company shall demonstrate to the reasonable satisfaction of the Administrative Agent that such increase or Incremental Term Loans and the Liens securing such Indebtedness are permitted under the terms of the Subordinated Indebtedness Documents, and that the Obligations (after giving effect to any proposed funding of the increased Revolving Loan Commitments and Term Loans) shall constitute “senior debt” and “designated senior debt” (or words of similar import) under the Subordinated Indebtedness Documents in accordance with Section 1.05 hereof.

On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.

The Incremental Term Loans (a) shall rank pari passu in right of payment with any Loans made to the same Borrower, (b) shall not mature earlier than the Term Loan Maturity Date (but may have amortization prior to such date, may be required to be mandatorily prepaid in full prior to prepayment of the Revolving Loans or then existing Term Loans, and may permit voluntary prepayments) and (c) otherwise shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the then existing Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Term Loan Maturity Date may provide for material additional or different financial or other covenants applicable only during periods after the Term Loan Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the then existing Term Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20 (including the next succeeding sentence). In connection with any increase in the Commitments or Incremental Term Loans being made available to a Foreign Subsidiary Borrower, the Company, the Foreign Subsidiary Borrowers and any other applicable Foreign Subsidiaries shall deliver such additional collateral and guaranty documentation as the Administrative Agent and the Company shall mutually agree, accompanied by a collection allocation mechanism, if required under the circumstances, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, in order to secure and support the Secured Obligations of such Foreign Subsidiary as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) of the effectiveness of such increase or incremental Term Loans, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21. [Intentionally Omitted].

SECTION 2.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the Exchange Rate on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23. Designation of Foreign Subsidiary Borrowers. From and after the Amendment No. 2 Effective Date, the Canadian Borrower shall be designated as a Foreign Subsidiary Borrower, and the Company may at any time and from time to time designate any other Eligible Foreign Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03. Upon the Amendment No. 2 Effective Date (in the case of the Canadian Borrower) or upon such other delivery and satisfaction, such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Notwithstanding the preceding sentences, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Foreign Subsidiary Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Subsidiary Borrower to make further Borrowings under this Agreement.

SECTION 2.24. Interest Act (Canada). i) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith by any Canadian Borrower or any Subsidiary Guarantor incorporated or otherwise organized under the laws of Canada or any province or territory thereof is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(a) If any provision of this Agreement would oblige any Canadian Borrower or any Subsidiary Guarantor incorporated or otherwise organized under the laws of Canada or any province or territory thereof to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

(b) If, notwithstanding the provisions of Section 2.24(b) and after giving effect to all adjustments contemplated thereby, a Lender shall have reserved an amount in excess of the maximum permitted by Section 2.24(b), then such excess shall be applied by such Lender in reduction of the principal balance of Loans owing to it.

SECTION 2.25. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) so long as no Default has occurred and is continuing, all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank, any Borrower or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, reasonably satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder and the Issuing Lender agrees that cash collateral as contemplated by the preceding paragraph shall be sufficient to defease such risk.

In the event that the Administrative Agent, the Company, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders on and as of each date applicable pursuant to Section 4.02 that:

SECTION 3.01. Organization; Powers; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. Schedule 3.01 hereto (as supplemented from time to time without the consent or approval of the Lenders or the Administrative Agent) identifies each Subsidiary, noting whether such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (to the extent such concepts are applicable in the relevant jurisdiction) and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens, other than Liens created under the Loan

Documents. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. From and after its delivery to the Administrative Agent, the Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, general principles of equity, regardless of whether considered in a proceeding in equity or at law, and requirements of reasonableness, good faith and fair dealing.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or material approval of, material registration or material filing with, or any other action by, any Governmental Authority, except in each case as have been obtained or made prior to the Effective Date (except in the case of the use of proceeds to fund a Permitted Acquisition) and that are in full force and effect and except for filings required to perfect the Liens created pursuant to the Loan Documents, (b) will not violate (i) any material law or material regulation or (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) any material order of any Governmental Authority applicable to the Company and its Subsidiaries, (c) will not violate in any material respect or result in a default under any material indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any material payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, other than Liens created under the Loan Documents and, with respect to the use of proceeds thereof, other than a Lien permitted by Section 6.02.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2010 reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date and for such periods in accordance with GAAP.

(b) Since December 31, 2010, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests or licensed interests in, all its real and personal property material to the businesses of the Company and its Subsidiaries taken as a whole, except for minor defects in title that do not interfere with their ability to conduct such businesses or to utilize such properties for their intended purposes.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, and patents necessary for the operations of the business of the Company and its Subsidiaries taken as a whole and to the knowledge of the Company the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation, Environmental and Labor Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that directly involve this Agreement or the Transactions.

(b) Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, or (iii) has received written notice of any bona fide claim with respect to any Environmental Liability.

(c) There are no strikes, lockouts or slowdowns against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, that, in the aggregate, could reasonably be expected to result in Material Adverse Effect. The hours worked by and payments made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters, in a manner that, in the aggregate, could reasonably be expected to result in Material Adverse Effect. The consummation of the Transactions in and of themselves will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Company or any of its Subsidiaries is bound, except as the same could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with (i) all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (ii) all material indentures, material agreements and other material instruments binding upon it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Company nor any of its Subsidiaries is required to register as an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed all federal Tax returns and all other material Tax returns and reports required to have been filed (except for extensions duly obtained) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP applicable to it or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. The information furnished by or on behalf of the Company and is Subsidiaries in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) (excluding any forecasts, protections or estimates contained in such information), taken as a whole, and after giving effect to any updates provided, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading; provided, however, it is understood that financial statements only contain such disclosures as are required by GAAP. All forecasts, protections or estimates that are part of such information (including those delivered subsequent to the Effective Date) have been prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material).

SECTION 3.12. Federal Reserve Regulations. No use by the Company or its Subsidiaries of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13. Liens. There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02.

SECTION 3.14. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.15. No Burdensome Restrictions. No Borrower is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.08.

SECTION 3.16. Solvency.

(a) Immediately after the consummation of the Transactions to occur on the Effective Date and the Term Loan Funding Date, the Company and its Subsidiaries, taken as a whole, are and will be Solvent.

(b) The Company and its Subsidiaries do not intend to, nor will the Company permit any of its Subsidiaries to, and the Company does not believe that it and its Subsidiaries will, incur debts beyond their collective ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them and the timing of the amounts of cash to be payable on or in respect of their Indebtedness.

SECTION 3.17. Insurance. The Company maintains, and has caused each Subsidiary to maintain, with reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 3.18. Security Interest in Collateral. During a Collateral Period, the provisions of this Agreement and the other Loan Documents create legal and valid perfected Liens on (i) all the Collateral other than intellectual property and (ii) all Material Intellectual Property constituting Collateral, in any case, in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on such Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances and other Liens permitted by Section 6.02 to the extent any such Permitted Encumbrances and such other Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law, rule or regulation and (b) Liens perfected only by control or possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain control or possession of such Collateral.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Lewis, Rice & Fingersh, L.C., counsel for the Company and certain of the Domestic Subsidiaries, substantially in the applicable form attached as Exhibit B, and covering such other matters relating to the Company and certain of the Domestic Subsidiaries, the Loan Documents or the Transactions, as the case may be, as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

(c) The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Company for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, (ii) satisfactory unaudited interim consolidated financial statements of the Company for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are publicly available and (iii) reasonably satisfactory financial statement projections through and including the Company’s 2016 fiscal year, together with such information as the Administrative Agent and the Lenders shall reasonably request (including, without limitation, a reasonably detailed description of the assumptions used in preparing such projections).

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (if applicable) of the initial Loan Parties, the authorization of the Transactions and any other similar legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(f) The Administrative Agent shall have received evidence satisfactory to it that, upon the effectiveness of this Agreement, the Credit Agreement dated as of January 24, 2006 among the Company, certain of its Subsidiaries, the financial institutions party thereto and Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, N.A.) shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid and any and all liens thereunder shall have been terminated, subject, however to the cash collateralization of certain letters of credit issued thereunder, and the survival of certain provisions of the foregoing credit agreement (and related loan documents) that by their terms survive termination.

(g) The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) all material third party and governmental approvals necessary in connection with the Transactions have been obtained and are in full force and effect and (ii) there exists no injunction or temporary restraining order or any litigation or threatened litigation that, in the reasonable judgment of the Administrative Agent, would prohibit the making of the Loans hereunder.

(h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent any such representation and warranty is stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03. Designation of a Foreign Subsidiary Borrower. The designation of a Foreign Subsidiary Borrower after the Amendment No. 2 Effective Date pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have satisfied such matters of applicable law (including tax matters) where such Subsidiary is organized as the Administrative Agent may reasonably request and shall have furnished or caused to be furnished to the Administrative Agent:

(a) Copies, certified by an authorized officer of such Subsidiary, of its Board of Directors’ resolutions (and/or resolutions of other bodies, if any are deemed reasonably necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (where such concept is applicable) of such Subsidiary;

(b) A certificate, executed by an authorized officer of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c) Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders; and

(d) Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent.

SECTION 4.04. Term Loan Funding Date. The obligations of the Term Lenders to make the Term Loans hereunder shall not become effective until the date (which must occur during the Term Loan Availability Period) on which the conditions in Section 4.02 and each of the following additional conditions is satisfied (or waived in accordance with Section 9.02):

(a) the Administrative Agent shall have received evidence (in form and substance reasonably satisfactory to the Administrative Agent) that (i) the Miranda Acquisition is a Permitted Acquisition (it being understood and agreed that the Company has tendered for all of the Equity Interests of Miranda but that less than all or substantially all of the Equity Interests of Miranda may be acquired at closing), (ii) all conditions precedent to the consummation of the Miranda Acquisition have been satisfied or waived, (iii) the Miranda Acquisition has been approved by all necessary corporate (or similar) action of the Company’s and its Subsidiaries’, and Miranda’s, respective Boards of Directors and, in the case of Miranda, its shareholders, (iv) all required governmental approvals related to the Miranda Acquisition have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated, (v) to the extent not otherwise permitted by this Agreement, substantially concurrently with the funding of the Term Loans or immediately thereafter, any credit facilities or other Indebtedness currently in effect for Miranda and its Subsidiaries (including, as set forth in clause (b) below, the Existing Miranda Debt Facility) have been terminated and cancelled and any and all Indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the proceeds of the Term Loans) and any and all Liens thereunder have been terminated and released (it being understood and agreed that evidence of the confirmation of the registration of such termination and release may not be received from the applicable Governmental Authority until two (2) weeks following the closing of the Miranda Acquisition or such later time as may be agreed to by the Administrative Agent in its sole discretion) and (vi) on the Term Loan Funding Date the Miranda Acquisition shall be consummated with no less than 66.667% of the Equity Interests of Miranda being acquired substantially concurrently with the funding of the Term Loans or immediately thereafter;

(b) the Administrative Agent shall have received evidence (in the form of a payoff letter and related termination documents in form and substance reasonably satisfactory to the Administrative Agent) that Miranda and its Subsidiaries have paid (or made arrangements to pay concurrently with the making of the Term Loans) all principal, interest, fees and premiums, if any, on all loans and other financial accommodations outstanding under the Existing Miranda Debt Facility and have terminated all agreements, instruments, documents and agreements relating thereto, and all Liens granted in connection with the Existing Miranda Debt Facility are being terminated and released as of the Term Loan Funding Date (it being understood and agreed that evidence of the confirmation of the registration of such termination and release may not be received from the applicable Governmental Authority until two (2) weeks following the closing of the Miranda Acquisition or such later time as may be agreed to by the Administrative Agent in its sole discretion);

(c) the Administrative Agent shall have received duly executed copies of any amendments, supplements or other modifications to the Miranda Support Agreement and related documents since the versions received on or prior to the Amendment No. 2 Effective Date;

(d) the Company shall demonstrate to the reasonable satisfaction of the Administrative Agent that the Term Loans and the Liens securing such Indebtedness are permitted under the terms of the Subordinated Indebtedness Documents governing the Existing Subordinated Notes, and that the Obligations (after giving effect to the funding of the Term Loans) shall constitute “senior debt” and “designated senior debt” under such Subordinated Indebtedness Documents in accordance with Section 1.05 hereof;

(e) the Administrative Agent shall have received satisfactory pro forma computations of the Leverage Ratio and the fixed charge coverage ratio described in Section 6.12(b) for purposes of, as appropriate, (i) determining the Applicable Rate for the period from the Term Loan Funding Date until the Administrative Agent’s receipt of the Company’s Financials for the first fiscal quarter ending after the Term Loan Funding Date and (ii) demonstrating that the Miranda Acquisition is a Permitted Acquisition;

(f) the Administrative Agent shall have received a Borrowing Request with respect to the Term Loans in accordance with Section 2.03;

(g) there shall be no injunction or temporary restraining order or any litigation or threatened litigation which, in the reasonable judgment of the Administrative Agent, would prohibit the making of the Term Loans; and

(h) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Term Loan Funding Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been cash collateralized (in an amount equal to 105% of the Dollar Amount of the LC Exposure pursuant to arrangements reasonably satisfactory to the Administrative Agent) and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent for distribution to each Lender:

(a) within ninety (90) days after the end of each fiscal year of the Company (or, if earlier, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available or granted thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries as of the dates indicated and for the periods indicated therein on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any extension available or granted thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether to such Financial Officer’s knowledge a Default has occurred and, if a Default has occurred, specifying the details thereof, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, (iii) stating whether any material change in GAAP or in the application thereof regarding the Company has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying in reasonable detail the material effect, if any, of such change on the financial statements accompanying such certificate together with an updated organizational chart of the Company and (iv) a computation of the Available Prepayment Basket as of the date of such certificate (including a reporting of usage of such basket since the last computation delivered by the Company under this clause (iv));

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default under Section 6.12 (which certificate may be limited to the extent required by accounting rules or guidelines; it being acknowledged by the Administrative Agent and the Lenders that the audit of such accounting firm was not directed primarily toward obtaining knowledge of such compliance or noncompliance);

(e) as soon as available, but in any event no later than December 31 of each fiscal year of the Company, a copy of the budget (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for the upcoming fiscal year in form reasonably satisfactory to the Administrative Agent; and

(f) within ten days after any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies (which may be submitted electronically) of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.

SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender written notice of the following within five (5) Business Days after any Financial Officer obtains knowledge thereof:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights necessary to the conduct of the business of the Company and its Subsidiaries taken as a whole in the ordinary course of business in all material respects, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except for such failures to maintain and preserve such authority in such jurisdictions which could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, timely pay (except for extensions duly obtained) its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts and against such risks and such hazards, subject to such deductibles and self-insurance retentions as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents during any Collateral Period. During any Collateral Period, the Company will (a) furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained and (b) deliver to the Administrative Agent endorsements (i) to all “All Risk” physical damage insurance policies on all of the Domestic Loan Parties’ tangible personal property and assets insurance policies naming the Administrative Agent as lenders’ loss payee, and (ii) to all general liability and other liability policies for the Domestic Loan Parties naming the Administrative Agent an additional insured. During the continuance of an Event of Default, in the event the Company or any of its Subsidiaries at any time or times shall thereafter fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems reasonably advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. During any Collateral Period, promptly following any Financial Officer obtaining knowledge thereof, the Company will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep in all material respects proper books of record and account in which full, true and correct entries in all material respects in conformity, in all material respects, with GAAP and applicable law are made of all material dealings and material transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, who may be accompanied by a Lender, upon no less than five (5) Business Days’ prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, including any environmental assessment reports and Phase I or Phase II studies existing in the Company’s files (it being understood that neither the Administrative Agent nor the Lenders shall have any right to request any environmental assessment reports and Phase I or Phase II studies), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that so long as no Event of Default has occurred and is continuing, the Loan Parties shall only be required to pay the fees and expenses of the Administrative Agent for one such inspection by the Administrative Agent in any fiscal year. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders. The Company and its Subsidiaries shall have no obligation to discuss or disclose to Administrative Agent, any Lender, or any of their officers, directors, employees or agents, materials protected by attorney-client privilege (including any attorney work product) and materials that the Company or any of its Subsidiaries may not disclose without violation of a confidentiality obligation binding upon it.

SECTION 5.07. Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (ii) perform in all material respects its obligations under material agreements to which it is a party, except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds. The proceeds of the Revolving Loans will be used only to finance the working capital needs, capital expenditures, fees and expenses associated with the Loan Documents, and for general corporate and similar purposes, of the Company and its Subsidiaries, including Permitted Acquisitions. The proceeds of the Term Loans will be used only to finance the Miranda Acquisition (including fees, costs and expenses associated therewith and repayment of the Existing Miranda Debt Facility) indirectly through the Canadian Intercompany Loan. No part of the proceeds of any Loan will be used by the Company or any of its Subsidiaries, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances.

(a) If any Person other than an Affected Subsidiary is or becomes a Material Domestic Subsidiary or a Material Foreign Subsidiary, then the Company shall, as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent), provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary (other than Affected Subsidiaries) which also qualifies as a Material Subsidiary to deliver to the Administrative Agent a Subsidiary Guaranty or joinder thereto (in the form contemplated thereby) pursuant to which such Subsidiary agrees to guaranty all of the Secured Obligations, such Subsidiary Guaranty or joinder to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing, except as provided in Section 5.09(b) or 5.09(d)(iii) or in Article X of this Agreement, no Foreign Subsidiary shall be required to guaranty the payment or performance of any Secured Obligations for so long as such Foreign Subsidiary is an Affected Subsidiary.

(b) At any time the guaranty by Belden Canada described in this clause (b) below would not directly or indirectly cause Belden Canada to become (or otherwise result in Belden Canada becoming) an Affected Subsidiary, the Company shall, as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent in its sole discretion) of such time, provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of Belden Canada and shall cause Belden Canada to deliver to the Administrative Agent a Subsidiary Guaranty or joinder thereto (in the form contemplated thereby) pursuant to which Belden Canada agrees to be bound by the terms and provisions thereof to the extent necessary to guaranty the Secured Obligations of the Canadian Borrower (excluding Obligations of the Canadian Borrower arising under Article X of this Agreement), such Subsidiary Guaranty or joinder to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent.

(c) During any Collateral Period, if any Person other than an Affected Subsidiary is or becomes a Material Domestic Subsidiary, then the Company shall, as promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) or, if earlier, no later than the date on which such Subsidiary Guarantees any other Material Indebtedness, provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Domestic Subsidiary which also qualifies as a Material Subsidiary to deliver to the Administrative Agent a joinder to the Security

Agreement (in the form contemplated thereby) pursuant to which such Domestic Subsidiary agrees to be bound by the terms and provisions thereof, the Security Agreement to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Minimum Requirements.

(i) 90% of Domestic Loan Parties. If, as of the end of any fiscal quarter as reported on the most recent quarterly or annual compliance certificate delivered pursuant to Section 5.01(c), (x) the aggregate assets of the Domestic Loan Parties (excluding Equity Interests in Subsidiaries) shall fail to represent 90% or more of the aggregate assets of the Company and its Domestic Subsidiaries as of such time or (y) the aggregate Consolidated EBITDA attributable to the Domestic Loan Parties shall fail to represent 90% or more of the aggregate Consolidated EBITDA attributable to the Company and its Domestic Subsidiaries for the four fiscal quarter period then ended, the Company shall promptly notify the Administrative Agent thereof, which notice shall specify the date as of which such failure arose. Within 30 days after the date of such notice (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), the Company shall, and shall cause additional Subsidiaries (whether or not they are Material Subsidiaries) to, comply with Sections 5.09(a), (c) and (e), as applicable, to the extent necessary to cure the conditions giving rise to such failure, and during such 30-day grace period such failure shall not be deemed to constitute a Default or Event of Default.

(ii) 75% of Foreign Subsidiaries. If, as of the end of any fiscal quarter as reported on the most recent quarterly or annual compliance certificate delivered pursuant to Section 5.01(c), (x) the aggregate assets of the Pledged Foreign Subsidiaries (determined on a consolidated basis with their respective Subsidiaries) shall fail to represent 75% or more of the aggregate assets of the Company’s Foreign Subsidiaries (determined on a consolidated basis with their respective Subsidiaries) or (y) the aggregate Consolidated EBITDA attributable to the Pledged Foreign Subsidiaries (determined on a consolidated basis with their respective Subsidiaries) shall fail to represent 75% or more of the aggregate Consolidated EBITDA attributable to the Company’s Foreign Subsidiaries (determined on a consolidated basis with their respective Subsidiaries) for the four fiscal quarter period then ended, the Company shall promptly notify the Administrative Agent thereof, which notice shall specify the date as of which such failure arose. Within 30 days after the date of such notice (or such longer period as may be agreed by the Administrative Agent in its reasonable discretion), the Company shall, and shall cause additional Subsidiaries (whether or not they are Material Subsidiaries) to pledge additional First Tier Foreign Subsidiaries (whether or not such First Tier Foreign Subsidiaries are Material Foreign Subsidiaries) and comply with the requirements of Section 5.09(e) to the extent necessary to cure the conditions giving rise to such failure, and during such 30-day grace period such failure shall not be deemed to constitute a Default or Event of Default.

(iii) Guarantees of Material Indebtedness. If, at any time after the Effective Date any Subsidiary of the Company that is neither (x) a party to the Subsidiary Guaranty nor (y) a Borrower that is obligated with respect to all of the Obligations of the Company shall become party to a guaranty of any Material Indebtedness (other than under any guaranty) of the Company or a Domestic Loan Party (for the avoidance of doubt, the guaranty of Material Indebtedness that is also guaranteed by the Company or any Domestic Loan Party shall not be deemed to trigger the obligations to guarantee the Secured Obligations under this Section), the Company shall immediately notify the Agent thereof and cause such Subsidiary to comply with Section 5.09(a), (c) and (e) (but without giving effect to the 30-day grace periods provided therein); provided that guarantees of Subordinated Indebtedness shall be subordinated to the Subsidiary Guaranty on the same basis as such Subordinated Indebtedness is subordinated to the Secured Obligations.

(e) During any Collateral Period, the Company will cause, and will cause each other Domestic Loan Party to cause all of its (i) Collateral located in the United States other than intellectual property and (ii) Material Intellectual Property registered or applied for in the United States, to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02; provided that neither the Company nor any Domestic Loan Party shall be obligated to grant any security interest, Lien or other rights in any Excluded Property. Without limiting the generality of the foregoing, during any Collateral Period, the Company will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by (1) the Company, (2) any other Domestic Loan Party or (3) any Foreign Subsidiary that is not an Affected Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request. Notwithstanding the foregoing and so long as a Collateral Period shall be in effect, no such pledge agreement in respect of the Equity Interests of a Pledge Subsidiary that is a Foreign Subsidiary shall be required hereunder (i) until the date that is 90 days after the Effective Date or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion with respect thereto, or (ii) to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(f) Without limiting the foregoing, during a Collateral Period, the Company will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents consistent with this Agreement, all at the expense of the Company.

(g) If any assets that constitute Collateral are acquired by a Domestic Loan Party after the Effective Date and during a Collateral Period (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof, and other than intellectual property that is not Material Intellectual Property registered or applied for in the United States, the Company will notify the Administrative Agent thereof, and, if reasonably requested by the Administrative Agent, the Company will within thirty (30) days following such request (or such longer period as may be agreed to by the Administrative Agent in its reasonable discretion) cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be reasonably necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Company.

(h) Upon the occurrence of a Collateral Release Date, (i) any Liens granted to the Administrative Agent on all Collateral which remain in effect at such time shall be promptly released by the Administrative Agent and upon receipt by the Administrative Agent of written notice from the

Company of a Collateral Release Date, the Administrative Agent shall promptly execute and deliver any documents or instruments and authorize the recordation/filing, if applicable, of any terminations statements, reasonably requested by the Company and in form and substance reasonably satisfactory to the Administrative Agent to evidence the release of its Liens on all Collateral, and the Administrative Agent shall promptly deliver all possessory Collateral to the Company, all at the expense of the Company, and to the extent any Lender has a Lien on Collateral (whether pursuant to Section 9.14 or otherwise), it shall comply with the foregoing requirements applicable to the Administrative Agent, and Administrative Agent shall promptly advise all of the Company’s and its Subsidiaries’ insurance carriers to terminate all lenders’ loss payee endorsements, and (ii) the requirements of the foregoing clauses (c), (e), (f) and/or (g) of this Section 5.09 (such clauses, collectively, the “Collateral Requirements”) shall be suspended and of no effect unless and until, if ever, a subsequent Collateral Trigger Date occurs following the occurrence of such Collateral Release Date, at which time the Collateral Requirements shall again become fully effective and binding upon the Company and the other Loan Parties in all respects, and, in such case, the Company hereby acknowledges and agrees that it will, and will cause each other Loan Party to, re-grant the security interests in the Collateral pursuant to documents substantially identical to the Collateral Documents within 30 days of such Collateral Trigger Date (or such later date as may be agreed upon by the Administrative Agent), all in accordance with the Collateral Requirements.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or have been cash collateralized (in an amount equal to 105% of the Dollar Amount of the LC Exposure pursuant to arrangements reasonably satisfactory to the Administrative Agent) and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

SECTION 6.01. Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except as permitted by any one or more of the following:

(a) the Secured Obligations;

(b) (i) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness with Indebtedness of a similar type (which Indebtedness of a similar type shall include, for both Subordinated Indebtedness and Senior Refinancing Indebtedness, any Subordinated Indebtedness or Senior Refinancing Indebtedness from a refinancing permitted by Section 6.09) that do not increase the outstanding principal amount thereof beyond the Permitted Refinancing Amount, it being understood and agreed that nothing in this clause (i) shall prohibit the Company from paying any premiums, penalties or similar payments thereon, and fees and expenses in connection with any such refinancings, in cash rather than by incurring incremental Indebtedness therefor; and (ii) Indebtedness of Foreign Subsidiaries owing to Domestic Loan Parties (and extensions, renewals and replacements thereof), provided that the aggregate outstanding amount of such Indebtedness described in this clause (ii) does not exceed $285,000,000 at any time;

(c) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that Indebtedness of any Excluded Subsidiary owing to any Domestic Loan Party (other than the Indebtedness described in clause (b)(ii) above) shall be subject to the limitations set forth in clauses (f) and (k) of the definition of Permitted Investments;

(d) Subject to Section 5.09(d)(iii): (i) Guarantees by the Company of Indebtedness of any Subsidiary to a Lender or an Affiliate thereof; (ii) Guarantees by any Subsidiary of Indebtedness of the Company or any other Subsidiary to a Lender or an Affiliate thereof; (iii) Guarantees by the Company or any Subsidiary of Indebtedness of any Domestic Loan Party; (iv) Guarantees by any Excluded Subsidiary of Indebtedness of any other Excluded Subsidiary; and (v) Guarantees by a Domestic Loan Party of Indebtedness of any Excluded Subsidiary subject to the limitations set forth in clause (k) of the definition of “Permitted Investments”; provided that guarantees of Subordinated Indebtedness of the Company or any other Domestic Loan Party shall be subordinated to the Secured Obligations on the same basis as such Subordinated Indebtedness is subordinated to the Secured Obligations;

(e) Guarantees by the Company or its Subsidiaries of Indebtedness of any Person that is not a Loan Party (in addition to Guarantees permitted by clause (d) of this Section 6.01) in an aggregate outstanding amount not in excess of $50,000,000 (not counting the Permitted Canadian Indebtedness) at any time;

(f) Indebtedness of the Company or any Subsidiary (not counting the Permitted Canadian Indebtedness) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $25,000,000 (not counting the Permitted Canadian Indebtedness) at any time outstanding (the Administrative Agent hereby agreeing to release its Lien on any asset or property subject to a Lien permitted by this clause (f) pursuant to authorization under Article VIII and Section 9.02(d));

(g) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit, performance letters of credit, documentary letters of credit or similar instruments;

(h) Indebtedness of the Company or any Subsidiary secured by a Lien on any asset of the Company or any Subsidiary not constituting Collateral; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (h) shall not exceed $50,000,000 (not counting the Permitted Canadian Indebtedness) at any time;

(i) unsecured Indebtedness of the Company (including unsecured Subordinated Indebtedness), and any Indebtedness of the Company constituting refinancings, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof beyond the Permitted Refinancing Amount; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Event of Default shall exist or would result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Term Loan Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Company other than the Canadian Borrower and the Subsidiary Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (iv) the covenants measuring financial performance applicable to such Indebtedness are not materially more onerous in the aggregate or materially more restrictive in the aggregate than the applicable covenants measuring financial performance set forth in this Agreement or set forth in any Indebtedness being refinanced, renewed or replaced and (v) if, at the time of the incurrence of such Indebtedness and immediately after giving effect thereto (including pro forma effect), the Leverage Ratio is equal to or greater than 3.50 to 1.00, the aggregate outstanding principal amount of Indebtedness permitted by this clause (i) shall not exceed $400,000,000 at any time;

(j) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $75,000,000 at any time outstanding (not counting for the purposes of such limit either intercompany Indebtedness of such Foreign Subsidiaries otherwise permitted under this Section 6.01 or the Permitted Canadian Indebtedness);

(k) (i) unsecured Indebtedness of an Excluded Subsidiary incurred (and not assumed) in connection with a Permitted Acquisition (x) to finance the purchase price consideration therefor or (y) to refinance any loans made to an Excluded Subsidiary or Loans made to a Borrower in order to finance such purchase price consideration in an aggregate principal amount not in excess of the principal amount of such loans or Loans, as the case may be; provided, that (A) if any Revolving Loans have been made to any Borrower in order to finance such purchase price consideration, an amount equal to the Net Proceeds of such unsecured Indebtedness of the Excluded Subsidiary shall be applied to repay any such Revolving Loans within three (3) Business Days of receipt thereof (together with accrued interest on such Loans and break funding payments required by Section 2.16), (B) if any Term Loans have been made to the Canadian Borrower in order to finance such purchase price consideration, an amount equal to the Net Proceeds of such unsecured Indebtedness of the Excluded Subsidiary shall, within three (3) Business Days of receipt thereof, be applied to repay any such Term Loans, ratably across all remaining scheduled principal installments of the Term Loans, excluding the final payment due on the Term Loan Maturity Date (together with accrued interest on such Loans and break funding payments required by Section 2.16) and (C) if any Incremental Term Loans have been made to any Borrower in order to finance such purchase price consideration, an amount equal to the Net Proceeds of such unsecured Indebtedness of the Excluded Subsidiary shall be applied to repay any such Term Loans if and to the extent required by the Increasing Lenders and/or Augmenting Lenders participating in such Incremental Term Loans, as reflected in an Incremental Term Loan Amendment delivered in connection with such Incremental Term Loans), as well as extensions, refinancings, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (it being agreed that if proceeds of more than one Class of Loans have financed a Permitted Acquisition, the prepayments described in the foregoing clauses (A), (B) and (C) shall be applied to each such Class ratably in proportion to the principal amount of the Loans of such Class used for such purpose); provided, further, that, without limiting each applicable condition described in the definition of “Permitted Acquisition”, (1) both immediately prior to and after giving effect (including pro forma effect) to the incurrence of such Indebtedness, no Event of Default shall exist or would result therefrom, (2) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Term Loan Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale shall not violate the foregoing restriction), (3) the covenants measuring financial performance applicable to such Indebtedness are not materially more onerous in the aggregate or materially more restrictive in the aggregate than the applicable covenants measuring financial performance set forth in this Agreement or set forth in any Indebtedness being refinanced, renewed or replaced, and (4) the Company and the Subsidiaries shall be in compliance, on a Pro Forma Basis with the Leverage Ratio, recomputed as of the last day of the most recently ended fiscal quarter of the Company for which financial statements are available, as if the incurrence of such Indebtedness had been made on the last day of such four quarter period, and (ii) unsecured Guarantees by the Company of any Indebtedness permitted in the preceding clause (k)(i), provided, that such Guarantees are expressly subordinated to the payment of the Secured Obligations under the Loan Documents;

(l) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Company or any

Subsidiary as the result of a Permitted Acquisition, including any refinancings, renewals or replacements of any such Indebtedness; provided that (A) such Indebtedness existed at the time such Person or at the time such assets were acquired and, in each case, was not created in anticipation thereof (the Administrative Agent hereby agreeing to release its Lien on any asset or property subject to a Lien permitted by this clause (l) pursuant to authorization under Article VIII and Section 9.02(d)) and (B) neither the Company nor any Subsidiary (other than such Person or the Subsidiary with which such Person is merged, amalgamated or consolidated or that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness unless permitted by clauses (d) or (e) above;

(m) Earn-Outs (not counting the Permitted Canadian Indebtedness) in a maximum amount payable not to exceed (i) $25,000,000 in respect of any Permitted Acquisition and (ii) $100,000,000 in respect of all Permitted Acquisitions during the term of this Agreement; provided that no Earn-Outs in connection with a Permitted Acquisition shall be subject to such limitations to the extent that (A) such Earn-Outs are not payable, by their terms, during such times as the Loan Documents remain in effect or (B) such Earn-Outs by their terms are subordinated to the Secured Obligations on terms and conditions reasonably satisfactory to the Administrative Agent (with the following conditions to payment: (x) no Event of Default shall exist at the time of, or after giving effect to any Earn-Out payment and (y) Borrower shall be in pro forma covenant compliance with the financial covenants set forth herein as of the last day of the last fiscal quarter or fiscal year for which Financials have been delivered hereunder after giving effect to any Earn-Out payment);

(n) Indebtedness resulting from endorsements of negotiable instruments received in the ordinary course of business;

(o) Swap Obligations permitted under Section 6.05;

(p) Indebtedness under bids, trade contracts (other than for debt for borrowed money), leases (other than capital leases creating Capital Lease Obligations), statutory obligations, surety, bid, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations in respect of workers’ compensation claims, property, casualty or liability insurance claims, in each case provided or incurred in the ordinary course of business (including those incurred to secure health, safety and environmental obligations);

(q) cash management obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(r) Indebtedness arising under Sale and Leaseback Transactions permitted hereunder;

(s) Indebtedness arising from agreements providing for indemnification or adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business, assets or Equity Interest to the extent permitted under this Agreement; and

(t) Indebtedness (if any) arising in connection with a Permitted Factoring Transaction in the event that the sales thereunder were to be recharacterized as loans.

Notwithstanding the foregoing, and further subject to Section 6.03(c), Belden Canada will not, and will not permit any of its subsidiaries (including the Canadian Borrower) to, create, incur, assume or permit to exist any Indebtedness, except as permitted by any one or more of the following (collectively, the “Permitted Canadian Indebtedness”):

(i) Indebtedness, whether secured or unsecured, in an aggregate amount not to exceed $10,000,000 at any one time outstanding (the Indebtedness described in this clause (i) being referred to collectively as “General Permitted Canadian Indebtedness”);

(ii) Indebtedness of Miranda existing at the time of the Miranda Acquisition and set forth on Schedule 6.01A (which, for the avoidance of doubt, shall exclude Indebtedness under the Existing Miranda Debt Facility) and extensions, renewals, refinancings and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof beyond the Permitted Refinancing Amount;

(iii) Indebtedness permitted under clauses (g), (n), (o), (p), (q), (r) and (s) above (the Indebtedness described in this clause (iii) being referred to collectively as “Specified Permitted Canadian Indebtedness”);

(iv) Indebtedness owing to the Company or any of its Subsidiaries so long as such intercompany Indebtedness would otherwise be permitted under the provisions of Sections 6.01(a) through (d) above;

(v) Indebtedness arising under the Loan Documents; and

(vi) unsecured Guarantees by any one or more of the Canadian Borrower and the Subsidiary Guarantors of subordinated notes of the Company constituting Subordinated Indebtedness permitted under this Agreement; provided that such guarantees are subordinated to the Secured Obligations on the same basis as such Subordinated Indebtedness is subordinated to the Secured Obligations.

For purposes of determining compliance with this Section 6.01, if any Indebtedness meets the criteria of more than one of the categories of Indebtedness described in the clauses of this Section 6.01 (including the clauses describing Indebtedness constituting Permitted Canadian Indebtedness), the Company may classify and allocate (and subsequently reclassify and reallocate) such Indebtedness (or portions thereof) to such category or categories and in such amounts in its sole discretion from time to time, and the amount and type of such Indebtedness (or as separately classified as contemplated above, a given portion thereof) shall not count towards more than one such category (or reduce more than one monetary basket set forth above) at any given time; provided that all Indebtedness outstanding under the Loan Documents will at all times be deemed to be outstanding in reliance only on the exception in clause (a) above. For the avoidance of doubt, and without limiting the foregoing, the monetary baskets set forth in this Section 6.01 prior to the definition of “Permitted Canadian Indebtedness” shall not be reduced by any Permitted Canadian Indebtedness.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except as permitted by any one or more of the following:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances and extensions, renewals and replacements thereof; provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Effective Date and improvements, accessions and attachments thereon and the proceeds thereof and (ii) the principal amount of the Indebtedness secured by such Lien shall not be increased;

(c) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary other than to such assets to which such Liens apply on the date hereof and any attachments or accessions thereto and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary and extensions, renewals or replacements thereof; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets plus fees, costs and expenses associated therewith, and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(f) Liens on assets of the Company and its Subsidiaries not constituting Collateral and not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens is permitted by Section 6.01(h);

(g) Liens incurred in connection with any transfer of an interest in accounts or notes receivable and related assets as part of a Permitted Factoring Transaction in the event that the sales thereunder were to be recharacterized as loans secured by such assets;

(h) any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom any Subsidiary incorporated in Germany maintains a banking relationship in the ordinary course of business; and

(i) any Lien arising under any retention of title or conditional sale arrangement or arrangement having a similar effect in respect of goods supplied to a Subsidiary incorporated in Germany in the ordinary course of trading and on the supplier’s standard or usual terms.

Notwithstanding the foregoing, and further subject to Section 6.03(c), Belden Canada will not, and will not permit any of its subsidiaries (including the Canadian Borrower) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except as permitted by any one or more of the following:

(i) Liens securing the General Permitted Canadian Indebtedness;

(ii) Liens securing Specified Permitted Canadian Indebtedness so long as such Liens would otherwise be permitted under Section 6.02(c), (d), (e) or (g);

(iii) Permitted Encumbrances;

(iv) Liens (if any) created pursuant to any Loan Document; and

(v) Liens on assets of Miranda or any of its subsidiaries existing at the time of the Miranda Acquisition and set forth on Schedule 6.02A (which, for the avoidance of doubt, shall exclude Liens securing the Existing Miranda Debt Facility, although evidence of the confirmation of the registration of such termination and release may not be received from the applicable Governmental Authority for two (2) weeks following the closing of the Miranda Acquisition or such later time as may be agreed to by the Administrative Agent in its sole discretion).

SECTION 6.03. Fundamental Changes and Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except as permitted by any one or more of the following:

(i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation;

(ii) (A) any Subsidiary may merge or amalgamate into a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that (x) any such merger involving the Company must result in the Company as the surviving entity and (y) any such amalgamation shall be accompanied by an acknowledgement or confirmation of such Loan Party’s Secured Obligations from the continuing amalgamated entity to the extent reasonably required by the Administrative Agent) and (B) any Subsidiary that is not a Loan Party may merge or amalgamate into another Subsidiary that is not a Loan Party;

(iii) (A) any Subsidiary may sell, transfer, lease, distribute, dividend, or otherwise dispose of its assets, to a Loan Party and (B) any Subsidiary that is not a Loan Party may sell, transfer, lease, distribute, dividend, or otherwise dispose of its assets to another Subsidiary that is not a Loan Party;

(iv) a sale or other transfer of property pursuant to a Sale and Leaseback Transaction permitted hereunder;

(v) sales and discounts (without recourse) of overdue accounts receivable, but only in connection with the compromise or collection thereof consistent with customary industry practice;

(vi) so long as no Event of Default is continuing or would result therefrom, sales, transfers or dispositions of non-strategic assets acquired as a part of a Permitted Acquisition which are sold for fair market value payable in cash upon such sale;

(vii) sales and trades of Cash Equivalents;

(viii) sales or other issuances of Equity Interests of the Company;

(ix) sales, transfers, distributions, dividends, or issuances of Equity Interests of any Subsidiary by such Subsidiary, any other Subsidiary, or the Company to the Company or any other Subsidiary, provided that the Administrative Agent following such sales or issuance continues to have a perfected Lien on all Equity Interests of such Subsidiary if and only to the extent it had a perfected Lien immediately prior to such issuance (excluding, in all cases Equity Interests constituting directors’ qualifying shares);

(x) any Restricted Payment permitted pursuant to Section 6.07;

(xi) the Company and its Subsidiaries may (A) sell inventory in the ordinary course of business, (B) effect sales, trade-ins or dispositions of used property or obsolete property in the ordinary course of business, (C) enter into licenses of technology and intellectual property in the ordinary course of business, (D) sell or transfer any interest in accounts or notes receivable and related assets as part of a Permitted Factoring Transaction and (E) make any other sales, transfers, leases or dispositions that not otherwise specifically permitted hereby, including sales, transfers or dispositions of Equity Interests in Subsidiaries, together with all other property of the Company and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (E) during any fiscal year of the Company, does not exceed ten percent (10%) of the Company’s Consolidated Total Assets (as of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01); and

(xii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

(b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries, taken as a whole, on the Effective Date, and businesses reasonably related thereto.

(c) Notwithstanding anything to the contrary in this Agreement, neither the Canadian Borrower nor Belden Canada shall sell, assign, lease, dispose or otherwise transfer (excluding by merger or amalgamation of Belden Canada with one or more other Subsidiaries so long as Belden Canada or the continuing amalgamated entity, as the case may be, remains obligated on all of the Canadian Intercompany Loan) or pledge (other than a pledge in favor of the Administrative Agent and the Lenders), all or any portion of its respective rights or obligations under the Canadian Intercompany Loan.

(d) The Company will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Effective Date.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Subsidiary prior to such merger or consolidation) any Investment, except Permitted Investments.

SECTION 6.05. Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks in the ordinary course of business and not for speculative purposes, or (b) Swap Agreements entered into in order to cap, collar or exchange interest rates.

SECTION 6.06. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions involving $3,000,000 or more in the aggregate, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate of any such Person other than (i) on terms and conditions substantially as favorable to the Company and its Subsidiaries as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate, (ii) transactions among the Company and/or any of its Subsidiaries, (iii) any Restricted Payment permitted by Section 6.07 and (iv) the transactions listed on Schedule 6.06.

SECTION 6.07. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company or any Subsidiary may declare and pay dividends or make distributions with respect to its Equity Interests payable solely in additional shares, membership interests or units, or partnership interests of its Equity Interests, (b) Subsidiaries may declare and pay dividends or make distributions with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, directors or employees of the Company and its Subsidiaries or to otherwise acquire directors’ or managers’ qualifying shares, (d) as permitted by Sections 6.03(iii) and 6.03(ix) and (e) the Company and its Subsidiaries may make any other Restricted Payment (including, without limitation, dividends) so long as (i) with respect to dividends made in accordance with the Company’s historical dividend policy, no Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, (ii) with respect to Restricted Payments other than dividends made in accordance with the Company’s historical dividend policy, no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, and (iii) if the Leverage Ratio immediately after giving effect (including on a Pro Forma Basis) to such Restricted Payment is equal to or greater than 3.25 to 1.00, the aggregate amount of such Restricted Payment and all such Restricted Payments (excluding such dividends in accordance with the Company’s historical dividend policy) made during the term of this Agreement when the Leverage Ratio is equal to or greater than 3.25 to 1.00 shall not exceed $25,000,000.

SECTION 6.08. Restrictive Agreements. The Company will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any such Material Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations, or (b) the ability of any Material Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement or Liens permitted by Section 6.02 if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses, and other contracts restricting the assignment thereof, (v) the foregoing shall not apply to restrictions on Equity Interests in joint ventures contained in any documents relating to the formation or governance thereof, and (vii) clause (b) of the foregoing shall not apply to restrictions pursuant to the Subordinated Indebtedness Documents, any Refinancing Senior Indebtedness Documents or any other indenture or agreement governing the issuance of unsecured notes permitted to be issued hereunder, provided that such restrictions and conditions are customary for such Indebtedness as reasonably determined in the good faith judgment of the Company.

SECTION 6.09. Certain Indebtedness and Amendments to Certain Indebtedness Documents. The Company will not, and will not permit any Subsidiary to, directly or indirectly make any Voluntary Payment; provided, that the foregoing shall not restrict or otherwise prohibit:

(a) Voluntary Payments of any Subordinated Indebtedness or Senior Refinancing Indebtedness to the extent that any such Subordinated Indebtedness or Senior Refinancing Indebtedness is refinanced or replaced with other Indebtedness (1) of such obligor, (2) that is not in a greater principal amount than the Permitted Refinancing Amount; provided, that nothing in this Section 6.09 shall prohibit the Company from paying any premiums, penalties or similar payments thereon, and fees and expenses in connection with any such refinancings, in cash rather than by incurring incremental Indebtedness therefor, (3) that does not have a maturity date earlier than the later to occur of (x) the maturity date of the Indebtedness being refinanced or replaced and (y) the date that is 91 days after the Term Loan Maturity Date, (4) that satisfies the criteria in clauses (i), (ii), (iii) and (iv) of Section 6.01(i), and (5) if the refinancing or replacement Indebtedness is Subordinated Indebtedness (which, for the avoidance of doubt, is not required for a refinancing of Subordinated Indebtedness or Senior Refinancing Indebtedness permitted under this Section 6.09(a)), includes subordination terms and conditions that, taken as a whole, are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness (as reasonably determined by the Administrative Agent); or

(b) other Voluntary Payments in a principal amount as of the date of any such payment (when taken together with all other Voluntary Payments and Mandatory Payments, if any, being made on such date) not to result in the Available Prepayment Basket then in effect being exceeded; provided, however, that no Voluntary Payment may be made (i) if a Default has occurred or is continuing or would result from such Voluntary Payment or (ii) when the Leverage Ratio is equal to or greater than 3.25 to 1.00 (as of the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.01);

provided, however, that notwithstanding any of the foregoing, no Voluntary Payment shall be made by the Company or its Subsidiaries in violation of any of the subordination terms contained in any Subordinated Indebtedness Documents.

The Company will not, and will not permit any Subsidiary to, (a) amend or modify or extend or permit the amendment or modification or extension of any term of any Subordinated Indebtedness Document or Senior Refinancing Indebtedness Document if such amendment or modification or extension would add or change any terms in a manner materially adverse to the Company and its Subsidiaries or the Lenders, or shorten the final maturity or average life to maturity (in each case other than a refinancing permitted under this Agreement) or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto (other than a stated default rate) or if such amendment or modification or extension is otherwise materially adverse to the interests of the Company, its Subsidiaries or the Lenders, or (b) effect or permit any change in or amendment to any document or instrument pertaining to (i) the subordination, terms of payment or required prepayments of any Subordinated Indebtedness or (ii) any covenant measuring financial performance in a manner which is materially more onerous or materially more restrictive in any material respect to the Company or such Subsidiary.

SECTION 6.10. Sale and Leaseback Transactions.

The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions in respect of which the net cash proceeds received in connection therewith does not exceed $50,000,000 in the aggregate during any fiscal year of the Company, determined on a consolidated basis for the Company and its Subsidiaries.

SECTION 6.11. Capital Expenditures.

The Company will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of $50,000,000 (in the aggregate) for Consolidated Capital Expenditures during any fiscal year of the Company if the Leverage Ratio immediately after giving effect (including pro forma effect) to any such Consolidated Capital Expenditure is equal to or greater than 3.50 to 1.00, provided that Capital Expenditures made to preserve or protect the environment and/or the health and safety of any Person shall not be subject to, and shall be excluded from, the foregoing limit.

SECTION 6.12. Financial Covenants.

(a) Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after March 31, 2011, of (i) Consolidated Total Indebtedness minus Qualified Cash as of the end of such fiscal quarter to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 4.00 to 1.00.

(b) Minimum Fixed Charge Coverage Ratio. The Company will not permit the ratio, determined as of the end of each of its fiscal quarters ending on and after March 31, 2011, of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 1.15 to 1.00.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(c) any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.02, 5.03 (with respect to any Borrower’s existence), 5.08 or 5.09, in Article VI or in Article X of this Agreement, or in Section 4.1.7 of the Security Agreement;

(e) any Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f) the Company or any Subsidiary shall fail to make any payment of principal or interest (and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue beyond the expiration of any applicable period of cure or grace;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that (i) no Default shall be deemed to have occurred until such time any applicable period of cure or grace contained in any document relating to such Material Indebtedness has expired, and (ii) this clause (g) shall not apply to (x) any secured Indebtedness that becomes due as a result of the voluntary sale, disposition or transfer or lease of the property or assets securing such Indebtedness or (y) any event or condition resulting in or requiring the Company to make Mandatory Payments in a principal amount as of the date of any such payment (when taken together with all other Voluntary Payments and Mandatory Payments, if any, being made on such date) that does not cause the Available Prepayment Basket then in effect to be exceeded;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary (other than an Insignificant Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary (other than an Insignificant Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Subsidiary (other than an Insignificant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Subsidiary (other than an Insignificant Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (excluding amounts covered by an unaffiliated insurer that has not denied coverage; it being understood that a reservation of rights letter shall not be deemed a denial of coverage) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain unvacated, undischarged or unstayed for a period of thirty (30) consecutive days during which execution shall not be effectively vacated, discharged or stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur;

(n) the occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond the expiration of any cure or grace period therein provided;

(o) any material provision of any Loan Document (other than a Collateral Document during any Collateral Release Period) for any reason (other than a consent or waiver duly given by the Required Lenders) ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any Loan Document (other than a Collateral Document during any Collateral Release Period) or shall assert in writing, or engage in any action based on any such assertion, that any provision of any of the Loan Documents (other than a Collateral Document during any Collateral Release Period) has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms (other than a consent or waiver duly given by the Required Lenders)); or

(p) at any time during a Collateral Period, any Collateral Document shall for any reason (other than the failure of Administrative Agent to take any action available to it to maintain perfection of the Liens created in favor of Administrative Agent for the benefit of Lenders pursuant to the Loan Documents) fail to create a valid and perfected first priority security interest in any portion of the Collateral purported to be covered thereby, except for the Excluded Property and the other exclusions in this Agreement and except as permitted by the terms of any Loan Document;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), but only at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC, all as more specifically set forth in the Collateral Documents.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company (and with the approval of the Company so long as no Default or Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders (and, so long as no Default or Event of Default has occurred and is continuing, approved by the Company) and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent or Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(d); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon prior written request by the Company to the Administrative Agent with reasonable prior notice, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) promptly execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s reasonable opinion, would expose the Administrative Agent to liability or create any obligation for, or any adverse consequence to, the Administrative Agent other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Company or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral.

For purposes of any pledge of equity by any Borrower or other Loan Party, each Borrower, on its behalf and on behalf of its Subsidiaries, and each Lender, on its behalf and on the behalf of its affiliated Secured Parties, hereby irrevocably constitute the Administrative Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by each Borrower or any Subsidiary on property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any Subsidiary under any bond, debenture or similar title of indebtedness issued by any Borrower or any Subsidiary in connection with this Agreement, and agree that the Administrative Agent may act as the bondholder and mandatary with respect to any bond, debenture or similar title of indebtedness that may be issued by any

Borrower or any Subsidiary and pledged in favor of the Secured Parties in connection with this Agreement. Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), JPMorgan Chase Bank, N.A. as Administrative Agent may acquire and be the holder of any bond issued by any Borrower or any Subsidiary in connection with this Agreement (i.e., the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Borrower or any Subsidiary).

Each Borrower hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount due from time to time by it in respect of the Corresponding Obligations. The payment undertaking of the Borrowers under this clause is to be referred to as the “Parallel Debt”. The Parallel Debt will become due and payable immediately as and when and to the extent one or more of the Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 Netherlands Civil Code with respect to the Parallel Debt without any notice being required. Each of the parties to this Agreement hereby acknowledges that (i) the Parallel Debt constitutes an undertaking, obligation and liability of the Borrowers to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations and (ii) the Parallel Debt represents the Administrative Agent’s own separate and independent claim to receive payment of the Parallel Debt, it being understood, in each case, that the amount which may become payable by a Borrower as the Parallel Debt shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations with respect to such Borrower, and shall otherwise be subject to the limitations contained in Article X hereof. To the extent the Administrative Agent irrevocably receives any amount in payment of the Parallel Debt, the Administrative Agent shall distribute that amount in accordance with Clause 2.18 of this Agreement. Upon irrevocable receipt by the Administrative Agent of any amount in payment of the Parallel Debt of the Borrowers (a “Received Amount”), the relevant Corresponding Obligations shall be reduced by amounts totaling an amount (a “Deductible Amount”) equal to the Received Amount in the manner as if the Deductible Amount were received by the relevant Secured Party as a payment of the Corresponding Obligations on the date of receipt by the Administrative Agent of the Received Amount. For the purpose of this clause but subject to the preceding sentence the Administrative Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any Secured Party. The parties hereto acknowledge and agree that any resignation by the Administrative Agent is not effective until its rights under the Parallel Debt are assigned to the successor Administrative Agent.

For purposes of any pledge of equity by any Borrower or other Loan Party , the parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Company and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking. The Administrative Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhänder) and (ii) administer and hold as fiduciary agent (Treuhänder) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietät), in each case in its own name and for the account of the Secured Parties. Each Lender (on behalf of itself and its affiliated Secured Parties) hereby authorizes the Administrative Agent to enter as its agent in its name and on its behalf into any German law governed Collateral Document, accept as its agent in its name and on its behalf any pledge or other creation of any accessory security right in relation to this Agreement and to agree to and execute on its behalf as its representative in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release on behalf of any such Lender or Secured Party any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Borrower, to it c/o Belden Inc., 7733 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105, Attention of Chief Financial Officer (Telecopy No. (314) 854-8001; Telephone No. (314) 854-8010) with a mandatory copy (in the case of a notice of Default or a notice that is not in the ordinary course of administering this Agreement) to c/o Belden Inc., 7733 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105, Attention of General Counsel (Telecopy No. (314) 854-8001; Telephone No. (314) 854-8030;

(ii) if to the Administrative Agent, (A) in the case of Borrowings by the Company denominated in Dollars, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Chicago, IL 60603, Attention of April Yebd (Telecopy No. (312) 732-2628) and (B) in the case of Borrowings by any Foreign Subsidiary Borrower or Borrowings denominated in Foreign Currencies, to J.P. Morgan Europe Limited, 125 London Wall, London EC2Y 5AJ, Attention of The Manager (Telecopy No. 44 207 777 2360), and in each case with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn, Chicago, IL 60603, Attention of April Yebd (Telecopy No. (312) 732-2628);

(iii) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Chicago, IL 60603, Attention of Debra Williams (Telecopy No. (312) 732-2590);

(iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Chicago, IL 60603, Attention of April Yebd (Telecopy No. (312) 732-2628); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (vi) release the Company or all or substantially all of the Subsidiary Guarantors from their obligations under Article X or the Subsidiary Guaranty without the written consent of each Lender, or (vii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

(c) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d) The Lenders hereby irrevocably authorize the Administrative Agent to release any Guarantor and release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral and, except as set forth below, terminate the Loan Documents (i) upon the termination of all the

Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations and Swap Obligations), (ii) constituting property being sold, transferred, exchanged or disposed of if the Company certifies to the Administrative Agent that the sale, transfer, exchange, or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased or licensed to the Company or any Subsidiary under a lease or license which has expired or been terminated, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, (v) property that is subject to Liens permitted under clauses (c), (d) or (e) of Section 6.02 and (vi) upon the occurrence of a Collateral Release Date in accordance with the terms and conditions of Section 5.09(h). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral so long as a Collateral Period is then in effect.

(e) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement and any such Non-Consenting Lender hereby agrees to be so replaced, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(f) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of external counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as IntraLinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one U.S. counsel and one additional local counsel and regulatory counsel in each applicable jurisdiction for the Administrative Agent and one additional counsel for all the Lenders other than the Administrative

Agent for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrowers shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any external counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its officers, directors, employees or Affiliates. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. Indemnified matters set forth in this Section shall exclude in all circumstances losses incurred by the Administrative Agent or any Lender from assigning all or a portion of the Obligations owed to such Person hereunder at a price that is less than the price paid by such Person to acquire such Obligations or owed to such Person, as the case may be. Neither the Borrowers nor any Indemnitee shall be liable for any special, indirect, consequential or punitive damages in connection with the credit facility evidenced by this Agreement, the Loans made hereunder, or its activities related thereto; provided, that nothing contained in this sentence shall limit the Borrowers’ indemnity obligations to the extent set forth in this Section 9.03(b).

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that such Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the Issuing Bank provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(i) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(ii) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, consent or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall only continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (unless cash collateralized in an amount equal to 105% of the Dollar Amount of the LC Exposure pursuant to arrangements reasonably satisfactory to the Administrative Agent) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Subsidiary Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23. Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower. To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower, to the extent permitted by law, hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the prior written consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company, any of its Subsidiaries or any of their operations or businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries. Any

Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. USA PATRIOT Act; Anti-Money Laundering Laws.

(a) Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

(b) The Canadian Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Canadian Borrower, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Canadian Borrower, and the transactions contemplated hereby. The Canadian Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

If the Administrative Agent has ascertained the identity of the Canadian Borrower or any authorized signatories of the Canadian Borrower for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Borrower or any authorized signatories of the Canadian Borrower on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Canadian Borrower or any such authorized signatory in doing so.

SECTION 9.14. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in Collateral which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.15. Releases of Subsidiary Guarantors.

(a) A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty, and any Equity Interests of such Subsidiary Guarantor which have been pledged as Collateral shall be released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if consent of the Required Lenders is expressly required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Company, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty and release its Liens on any Equity Interests of such Subsidiary Guarantor which have been pledged as Collateral if such Subsidiary Guarantor is no longer a Material Subsidiary or is no longer required to be a Subsidiary Guarantor in order to meet the criteria set forth in Section 5.09(d).

(c) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than the Unliquidated Obligations, Swap Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

ARTICLE X

Cross-Guarantee

SECTION 10.01. General. In order to induce the Lenders to extend credit to the other Borrowers hereunder, but subject to the last sentence of this Article X, each Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Secured Obligations of such other Borrowers. Each Borrower further agrees that the due and punctual payment of such Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Secured Obligation.

Each Borrower waives presentment to, demand of payment from and protest to any Borrower of any of the Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Borrower hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or agreement; (d) any default, failure or delay, willful or otherwise, in the performance by any Loan Party of any of the Secured Obligations; (e) the failure of the

Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Secured Obligations; (g) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any Swap Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Borrower or any other guarantor of the Secured Obligations, of any of the Secured Obligations or otherwise affecting any term of any of the Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of such Borrower to subrogation.

Each Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Borrower or any other Person.

The obligations of each Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise.

Each Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, the Issuing Bank or any Lender may have at law or in equity against any Borrower by virtue hereof, upon the failure of any other Borrower to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, the Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or any Lender in cash an amount equal to the unpaid principal amount of such Secured Obligations then due, together with accrued and unpaid interest thereon. Each Borrower further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible, then, at the election of the Administrative Agent, such Borrower shall make payment of such Secured Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, subject to all applicable domestic and foreign laws, as a separate and independent obligation, shall indemnify the Administrative Agent, the Issuing Bank and any Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by any Borrower of any sums as provided above, all rights of such Borrower against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations owed by such Borrower to the Administrative Agent, the Issuing Bank and the Lenders.

Nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of the Secured Obligations.

Notwithstanding anything contained in this Article X to the contrary, no Foreign Subsidiary Borrower which is and remains an Affected Subsidiary shall be liable hereunder, directly or indirectly, for any of the Loans made solely to any one or more of the Domestic Loan Parties, or any other Secured Obligations owing or otherwise incurred solely by or on behalf any one or more of, the Domestic Loan Parties; it being understood and agreed, however, that (a) upon the Amendment No. 2 Effective Date, the Canadian Borrower shall not be considered to be an Affected Subsidiary and (b) each Foreign Subsidiary Borrower shall be obligated under this Article X with respect to any of the Loans made to any other Foreign Subsidiary Borrower, and any other Secured Obligations owing or otherwise incurred by or on behalf any other Foreign Subsidiary Borrower, except to the extent that such guaranty would cause a Deemed Dividend Problem or a Financial Assistance Problem to arise.

SECTION 10.02. German Guarantee Limitations. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Section 10.1) or any other Loan Document:

(a) Each Credit Party agrees not to enforce against a Borrower incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung) or as a limited partnership with a limited liability company as sole general partner (GmbH & Co. KG) (a “German Borrower”) any payment obligation arising out of the guarantee contained in Section 10.01 (the “Payment Obligation”) (i) if and to the extent such Payment Obligation secures obligations of an affiliated company (verbundene Unternehmen) of such German Borrower within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the German Borrower’s subsidiaries), and (ii) if and to the extent the enforcement of such Payment Obligation would cause (as of the date of delivery of an Enforcement Notice (as defined below)) the German Borrower’s or, in the case of a German Borrower in the form of a GmbH & Co. KG, its general partner’s net assets (Nettoreinvermögen) calculated in accordance with applicable law, the applicable provisions of the German Commercial Code (Handelsgesetzbuch) consistently applied by the German Borrower and the principles developed by court decisions for Section 30 GmbHG to fall below its registered share capital (Stammkapital) (Begründung einer Unterbilanz) or, if such net assets are already less than its registered share capital (Stammkapital), would cause such amount to be further reduced (Vertiefung einer Unterbilanz) (such event a “Capital Impairment”) and such enforcement would result in a violation of Section 30 of the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – “GmbHG”), and/or (iii) if and to the extent that such enforcement would result (as of the date of delivery of an Enforcement Notice) in a violation of Section 268(8) of the German Commercial Code (Handelsgesetzbuch) provided that for the purposes of calculating the amount to be enforced (if any) the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase of the registered share capital (Stammkapital) effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) of the German Borrower or, in the case of a German Borrower in the form of a GmbH & Co. KG, its general partner that has been effected without the prior written consent of the Administrative Agent shall be deducted from the registered share capital (Stammkapital);

(ii) liabilities arising from loans provided to the German Borrower by the Company or any of its Subsidiaries shall be disregarded if such loans are subordinated within the meaning of Section 39(2) of the German Insolvency Code (Insolvenzordnung) or qualify as shareholder loans within the meaning of Section 39(1) No. 5 of the German Insolvency Code (Insolvenzordnung);

(iii) any loans and other contractual liabilities incurred by the German Borrower in violation of the provisions of any of the Loan Documents shall be disregarded; and

(iv) the net assets (Nettoreinvermögen) shall take into account the costs of the Auditor’s Determination and Auditor’s Evaluation (each as defined below), either as a reduction of assets or an increase of liabilities.

(b) If the German Borrower intends to demonstrate that the enforcement of the Payment Obligation would be limited pursuant to the limitation on enforcement set out above, it shall, upon request of the Administrative Agent, as soon as reasonably practicable realize any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset, which in its reasonable opinion is not necessary for the German Borrower’s business (betriebsnotwendig). After the realization of such assets the German Borrower shall notify the Administrative Agent of the amount of the proceeds from the sale and submit an accompanying statement to the Administrative Agent stating the amount of the net assets (Nettoreinvermögen) of the German Borrower or, in the case of a German Borrower in the form of a GmbH & Co. KG, its general partner, and the amount by which such net assets (Nettoreinvermögen) exceed its respective registered share capital, each recalculated (as of the date of delivery of an Enforcement Notice and on the basis of the Management Determination or the Auditor’s Determination, respectively) for the purposes of paragraph (a) hereof to take into account such proceeds.

(c) The limitations set out in paragraph (a) hereof shall not apply:

(i) in relation to and to the extent the German Borrower can demonstrate that the proceeds of any borrowings under the Credit Agreement have not been on-lent, or otherwise passed on, to such German Borrower or any of its subsidiaries and have not been repaid; and

(ii) if at the time of the enforcement of the guarantee granted hereunder a domination agreement (Beherrschungsvertrag) or a profit and loss transfer agreement (Gewinnabführungsvertrag) in accordance with Section 291 of the German Stock Corporation Act (Aktiengesetz) exists between the German Borrower as dominated entity (beherrschtes Unternehmen) or entity obliged to transfer its profits, respectively, and the obligor (or such obligor’s direct or indirect shareholder) for whose obligations the guarantee hereunder is granted by the German Borrower, unless the statutory loss compensation claim (Verlustübernahmeanspruch) of such German Borrower pursuant to the domination and/or profit and loss transfer agreement is not fully recoverable (nicht werthaltig) (provided that in case the statutory loss compensation claim (Verlustübernahmeanspruch) is only recoverable in part (teilweise werthaltig), the guarantee granted hereunder may be enforced without giving regard to the limitations provided for in paragraph (a) to the extent that such statutory loss compensation claim (Verlustübernahmeanspruch) is recoverable(werthaltig)); and

(iii) if and to extent the German Borrower holds on the date of enforcement of the of the guarantee granted hereunder a fully recoverable indemnity or claim for refund (“vollwertiger Gegenleistungs- oder Rückgewähranspruch”) within the meaning of Section 30 (1) sentence 2 of the GmbHG against its shareholder.

(d) The limitations set out in paragraph (a) hereof only apply if and to the extent that:

(i) within ten (10) Business Days following the notification by any Credit Party of its intention to enforce the Payment Obligation (the “Enforcement Notice”), the managing director(s) on behalf of the relevant German Borrower has/have confirmed in writing to the Administrative Agent to what extent the Payment Obligation cannot be enforced as it would cause a Capital Impairment (as of the date of delivery of an Enforcement Notice) within the meaning of paragraph (a) above (taking into account the adjustments set out in paragraph (a)(i) to (iv) above) (the “Management Determination”) and the Administrative Agent (acting on behalf of the relevant Credit Party) has not contested this; or

(ii) within twenty (20) Business Days from the date the Administrative Agent has contested the Management Determination, the Administrative Agent receives a determination by the German Borrower’s auditors of the amount that could have been enforced without causing a Capital Impairment (as of the date of delivery of an Enforcement Notice) within the meaning of paragraph (a) above (the “Auditor’s Determination”). The amount determined in the Auditor’s Determination shall (except for manifest error) be binding for the Credit Parties. The costs of the Auditor’s Determination shall be borne by the relevant German Borrower.

(e) If the Administrative Agent disagrees with the Auditor’s Determination, the Credit Parties shall be entitled to enforce the Payment Obligation up to the amount which is undisputed between themselves and the German Borrower. In relation to the amount which is disputed, the Credit Parties shall be entitled to further pursue their claims (if any) and the German Borrower shall be entitled to prove that this amount is necessary for maintaining its or, in the case of a German Borrower in the form of a GmbH & Co. KG, its general partner’s registered share capital (Stammkapital) without violation of Section 30 GmbHG (calculated as of the date that the Enforcement Notice was given).

(f) If the Payment Obligation was enforced without limitation because the Management Determination and/or the Auditor’s Determination (as the case may be) was not delivered within the relevant time or for any other reason, the Credit Parties shall promptly upon demand by the relevant German Borrower repay to such German Borrower any amount which is necessary pursuant to Section 30 GmbHG to maintain the registered share capital (Stammkapital) of the German Borrower or, in the case of a German Borrower in the form of a GmbH & Co. KG, its general partner, calculated as of the date that the Enforcement Notice was given provided the relevant Credit Party has received a corresponding amount by the relevant German Borrower as a consequence of enforcement of the relevant Payment Obligation.

(g) No reduction of the amount enforceable under this guarantee in accordance with the above limitations will prejudice the rights of the Credit Parties to continue enforcing the guarantee (subject always to the operation of the limitation set out above at the time of such enforcement) until full satisfaction of the guaranteed claims. For the avoidance of doubt, nothing in this Section 10.02 shall affect the right of the Credit Parties (or any of them) to accelerate the Loans pursuant to Article VII of this Agreement or to enforce the security granted under any Collateral Document.

[Signature Pages Omitted]

SCHEDULE 2.01

COMMITMENTS

	REVOLVING	TERM LOAN
LENDER	COMMITMENT	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$52,500,000	CAD0
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH	$0	CAD34,000,000
DEUTSCHE BANK AG NEW YORK BRANCH	$42,500,000	CAD0
WELLS FARGO BANK, NATIONAL ASSOCIATION	$42,500,000	CAD25,000,000
U.S. BANK NATIONAL ASSOCIATION	$42,500,000	CAD0
U.S. BANK NA CANADA BRANCH	$0	CAD25,000,000
CITIBANK, N.A.	$35,000,000	CAD0
CITIBANK, N.A., CANADIAN BRANCH	$0	CAD18,000,000
PNC BANK, NATIONAL ASSOCIATION	$35,000,000	CAD0
PNC BANK CANADA BRANCH	$0	CAD18,000,000
RBS CITIZENS, NATIONAL ASSOCIATION	$35,000,000	CAD18,000,000
KEYBANK NATIONAL ASSOCIATION	$25,000,000	CAD18,000,000
COMERICA BANK	$25,000,000	CAD10,000,000
FIFTH THIRD BANK	$25,000,000	CAD0
FIFTH THIRD BANK, CANADIAN BRANCH	$0	CAD18,000,000
THE NORTHERN TRUST COMPANY	$25,000,000	CAD5,000,000
HSBC BANK USA, NATIONAL ASSOCIATION	$15,000,000	CAD18,000,000
GOLDMAN SACHS BANK USA	$0	CAD25,000,000
BANK OF MONTREAL	$0	CAD18,000,000
AGGREGATE COMMITMENTS	$400,000,000	CAD250,000,000

SCHEDULE 2.02

MANDATORY COST

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Associated Costs Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Associated Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Associated Costs Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Associated Costs Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan in Pounds Sterling:

per cent. per annum

(b)	in relation to a Loan in any currency other than Pounds Sterling:

per cent. per annum.

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Section 2.13(c)) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

(c)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(e)	“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

(f)	“Reference Banks” means, in relation to Mandatory Cost, the principal London offices of JPMorgan Chase Bank, N.A.

(g)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

(h)	“Unpaid Sum” means any sum due and payable but unpaid by any Borrower under the Loan Documents.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of

2

charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Associated Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.	The Administrative Agent shall have no liability to any person if such determination results in an Associated Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Associated Costs Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Associated Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Company and the relevant Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Schedule 2.02 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

3

DISCLOSURE SCHEDULE

TO

CREDIT AGREEMENT

dated as of

April 25, 2011

among

BELDEN INC.

The Foreign Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

DEUTSCHE BANK AG, NEW YORK BRANCH and WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

and

U.S. BANK NATIONAL ASSOCIATION

as Documentation Agent

J.P. MORGAN SECURITIES LLC

as Sole Bookrunner and Sole Lead Arranger

This Disclosure Schedule is part of the Credit Agreement dated as of April 25, 2011 (as amended, the “Credit Agreement”) among Belden Inc. (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the various financial institutions party thereto, and JPMorgan Chase Bank, N.A., a national banking association, in its capacity as administrative agent (as “Administrative Agent”).

Capitalized terms used herein but not otherwise defined herein shall have the same meanings ascribed to them in the Credit Agreement. The attachments to any section of this Disclosure Schedule form an integral part of the Disclosure Schedule and are incorporated by reference for all purposes as if set forth fully herein.

Information with respect to Miranda Technologies Inc. and its subsidiaries is only effective upon the closing, if any, of the acquisition by Belden CDT (Canada) Inc. of the issued and outstanding common shares in the capital of Miranda Technologies Inc. necessary to close such transaction.

SCHEDULE 2.06

EXISTING LETTERS OF CREDIT

Account Party	L/C Number	Issuing Lender	Expiry Date	Amount	Beneficiary
Belden CDT, Inc.	SM207971W	Wells Fargo Bank, National Association	Evergreen	$3,530,768.00	Insurance Company of North America and/or Employers Insurance Company and/or Westchester Fire Insurance and/or Indemnity Insurance Company of North America
Belden CDT Inc.	SM209303W	Wells Fargo Bank, National Association	Evergreen	$264.566.00	Federal Insurance Company
Belden Inc.	SM232024W	Wells Fargo Bank, National Association	Evergreen	EUR 2,016,600.00	CitiGroup Global Markets Deutschland AG and Co. KG
Belden Inc.	SM233772W	Wells Fargo Bank, National Association	Evergreen	EUR 2,139,363.91	ING Bank N.V.
Belden Inc.	SM234452W	Wells Fargo Bank, National Association	Evergreen	$50,000.00	Terrence J. Rose, Inc. Real Estate Investment & Development
Belden Inc.	SM235302W	Wells Fargo Bank, National Association	Evergreen	$700,000.00	Westchester Fire Insurance Company

SCHEDULE 3.01

SUBSIDIARIES

Subsidiary Name	Jurisdiction of Incorporation or Organization	% of Equity Interests owned by the Company and other Subsidiaries	Description of each Class of Equity Interests Issued and Outstanding (if <100% owned)	Subsidiary Guarantor?	Material Subsidiary?
Belden 1993 LLC	Delaware	Belden Inc.: 100%	N/A	x	x
Belden CDT International, Inc.	Delaware	Belden Wire & Cable Company LLC: 100%	N/A
Belden CDT Networking, Inc.	Washington	Belden Inc.: 100%	N/A	x	x
Belden Holdings, Inc.	Delaware	Belden Wire & Cable Company LLC: 61% CDT International Holdings LLC: 39%	N/A	x	x
Belden Technologies, LLC	Delaware	Belden Wire & Cable Company LLC: 100%	N/A
Belden Wire & Cable Company LLC	Delaware	Belden 1993 LLC: 100%	N/A	x	x
CDT International Holdings LLC	Delaware	Belden CDT Networking, Inc.: 100%	N/A	x	x
GarrettCom, Inc.	California	Belden Inc.: 100%	N/A
LANstore, Inc.	California	GarrettCom, Inc.: 100%	N/A
Miranda MTI, Inc.	Delaware	Miranda Technologies Inc.: 100%	N/A
Miranda Technologies (GVD) LLC	California	Miranda MTI, Inc.: 100%	N/A
Anglo-American Cables Ltd.	UK	Noslo Ltd: 100%	N/A
Belden AB	Sweden	Belden Commercial Services BV: 100%	N/A

Subsidiary Name	Jurisdiction of Incorporation or Organization	% of Equity Interests owned by the Company and other Subsidiaries	Description of each Class of Equity Interests Issued and Outstanding (if <100% owned)	Subsidiary Guarantor?	Material Subsidiary?
Belden Asia (Hong Kong) Limited	Hong Kong	Belden Far East Holdings BV: 100%	N/A
Belden Asia (Thailand) Co. Ltd.	Thailand	Belden Wire & Cable Company LLC: 100%	N/A
Belden Australia Pty Ltd.	Australia	Belden Wire & Cable Company LLC: 100%	N/A
Belden Automation (Asia Pacific) Pte. Ltd.	Singapore	Belden Singapore Private Limited: 100%	N/A
Belden Brasil Commercial Ltda.	Brazil	Belden CDT International, Inc.: 99.99% Belden Wire & Cable Company LLC: 0.01%	N/A
Poliron Cabos Eletricos Especiais Ltda	Brazil	Belden Brasil Commercial Ltda.: 100%	N/A
Belden CDT (Canada) Inc.	Canada	Belden International Holdings B.V.: 100%	N/A
Belden CDT European Shared Services BV	the Netherlands	Belden Europe B.V.: 100%	N/A
Belden Cekan A/S	Denmark	Belden Europe B.V.: 100%	N/A
Belden Commercial Services BV	the Netherlands	Belden Europe B.V.: 100%	N/A
Belden de Sonora S.A. de C.V.	Mexico	Belden Wire & Cable Company LLC: 98% Belden CDT International, Inc.: 2%	N/A
Belden Deutschland GmbH	Germany	Belden Europe B.V.: 100%	N/A		x
Belden-Duna Kábel Kft.	Hungary	Belden Logistic Services B.V.: 99.9% Belden Wire & Cable B.V.: 0.1%	N/A

Subsidiary Name	Jurisdiction of Incorporation or Organization	% of Equity Interests owned by the Company and other Subsidiaries	Description of each Class of Equity Interests Issued and Outstanding (if <100% owned)	Subsidiary Guarantor?	Material Subsidiary?
Belden Electronics Argentina S.A.	Argentina	Belden Wire & Cable Company LLC: 100%	N/A
Belden Electronics GmbH	Germany	Belden Deutschland GmbH: 100%	N/A
Belden Electronics S.A. de C.V.	Mexico	Belden Wire & Cable Company LLC: 98% Belden CDT International, Inc.: 2%	N/A
Belden Europe B.V.	the Netherlands	Belden International Holdings B.V.: 100%	N/A		x
Belden Far East Holdings BV	the Netherlands	Belden Europe B.V.: 100%	N/A
Belden FinCo Inc.	Canada	Belden CDT (Canada) Inc.: 100%	N/A
Belden France SAS	France	Belden Commercial Services BV: 100%	N/A
Belden Global C.V. & Belden Wire & Cable B.V. Finance Gbr	Germany	LTK Wiring Company Limited: 99.9% Belden Wire & Cable B.V.: 0.08% Belden Global C.V.: 0.02%	N/A
Belden Global C.V.	the Netherlands	Belden Holdings, Inc.: 87.1% CDT International Holdings LLC: 12.9%	N/A		x
Belden Hirschmann Networking System Trading (Shanghai) Co. Ltd.	China	LTK Wiring Company Limited: 100%	N/A
Belden Iberia S.L.	Spain	Belden Commercial Services BV: 100%	N/A

Subsidiary Name	Jurisdiction of Incorporation or Organization	% of Equity Interests owned by the Company and other Subsidiaries	Description of each Class of Equity Interests Issued and Outstanding (if <100% owned)	Subsidiary Guarantor?	Material Subsidiary?
Belden India Private Limited	India	Belden Singapore Private Limited: 100%	N/A
Belden International Holdings, B.V.	the Netherlands	Belden Global CV: 100%	N/A		x
Belden Italia SRL	Italy	Belden Europe B.V.: 100%	N/A
Belden Logistic Services BV	the Netherlands	Belden Europe B.V.: 100%	N/A
Belden LRC Mexico S de R.L. de C.V.	Mexico	Belden Inc.: 99.97% Belden CDT International, Inc.: 0.03%	N/A
Belden Singapore Private Limited	Singapore	Belden CDT International, Inc.: 100%	N/A
Belden Technologies S.r.l.	Peru	Belden Wire & Cable Company LLC: 99% Belden Holdings, Inc.: 1%	N/A
Belden UK Limited	UK	Belden Commercial Services BV: 100%	N/A
Belden Wire & Cable B.V.	the Netherlands	Belden Europe B.V.: 100%	N/A
Belden-EIW GmbH & Co KG	Germany	Belden Deutschland GmbH: 99.9% Belden Electronics GmbH: 0.1%	N/A
Byres Security Inc.	Canada	Belden Inc.: 100%	N/A
Cable Design Technologies (Deutschland) Gmbh	Germany	Belden Deutschland GmbH: 100%	N/A
Dalian LTK Electronic Wire Ltd.	China	LTK Wiring Company Limited: 100%	N/A
GarrettCom Europe Ltd	UK	GarrettCom, Inc.: 100%	N/A
Hirschmann Automation and Control GmbH	Germany	Hirschmann Industries GmbH: 100%	N/A		x

Subsidiary Name	Jurisdiction of Incorporation or Organization	% of Equity Interests owned by the Company and other Subsidiaries	Description of each Class of Equity Interests Issued and Outstanding (if <100% owned)	Subsidiary Guarantor?	Material Subsidiary?
Hirschmann Automation and Control KK	Japan	LTK Technologies Co. Ltd.: 100%	N/A
Hirschmann Automation and Control Ltd.	UK	Belden UK Limited: 100%	N/A
Hirschmann Electronics GmbH	Germany	Hirschmann Industries GmbH: 100%	N/A
Hirschmann Industries GmbH	Germany	Belden Deutschland GmbH: 90% Belden Europe B.V.: 10%	N/A		x
Hirschmann Verwaltungs GmbH	Germany	Hirschmann Industries GmbH: 100%	N/A
Huizhou LTK Electronic Cable Ltd.	China	LTK Wiring Company Limited: 100%	N/A
ITC Industria Tecnica CAVI S.r.l.	Italy	Belden Europe B.V.: 100%	N/A
LTK Cable (Chongqing) Limited	China	LTK Wiring Company Limited: 100%	N/A
LTK Cable Technology Ltd.	Taiwan	Belden Far East Holdings BV: 100%	N/A
LTK Electric Wire (Huizhou) Limited	China	LTK Wiring Company Limited: 100%	N/A
LTK Industries (Suzhou) Limited	China	LTK Wiring Company Limited: 100%	N/A
LTK International Ltd.	Hong Kong	LTK Wiring Company Limited: 100%	N/A
LTK Technologies Co. Ltd.	Japan	Belden Far East Holdings BV: 100%	N/A
LTK Wiring Company Limited	Hong Kong	Belden Far East Holdings BV: 100%	N/A

Subsidiary Name	Jurisdiction of Incorporation or Organization	% of Equity Interests owned by the Company and other Subsidiaries	Description of each Class of Equity Interests Issued and Outstanding (if <100% owned)	Subsidiary Guarantor?	Material Subsidiary?
Lukram Automation	Czech Rep.	Lukram SRO: 100%	N/A
Lukram SRO	Czech Rep.	Belden Europe B.V.: 70% Belden Far East Holdings BV: 30%	N/A
Miranda Asia K.K.	Japan	Miranda Technologies Inc.: 100%	N/A
Miranda Technologies (PA) Limited	UK	MTAI Holdings: 100%	N/A
Miranda Technologies Asia Limited	Hong Kong	Miranda Technologies Inc.: 100%	N/A
Miranda Technologies France S.A.S.	France	Miranda Technologies Inc.: 100%	N/A
Miranda Technologies Inc.	Canada	Belden CDT (Canada) Inc: 100%	N/A
Miranda Technologies Ltd.	UK	Miranda Technologies Inc.: 100%	N/A
Miranda Technologies Malaysia	Malaysia	Miranda Technologies Ltd.: 100%	N/A
Miranda Technologies Singapore Pte. Ltd.	Singapore	Miranda Technologies Ltd.: 100%	N/A
MTAI Holdings	UK	Miranda Technologies Inc.: 100%	N/A
Nordx/CDT Ltd	UK	Noslo Ltd: 100%	N/A
Noslo Ltd.	UK	Belden Europe B.V.: 100%	N/A
Raydex/CDT Ltd.	UK	Belden Inc.: 100%	N/A

SCHEDULE 6.01

EXISTING INDEBTEDNESS

1.	Those certain 7.0% Senior Subordinated Notes due in 2017, in an original principal amount of $350,000,000, issued by the Company, pursuant to that certain Indenture, dated as of March 16, 2007 by and among the Company (which, at the time of entering into such Indenture was known as Belden CDT Inc., a Delaware corporation), and U.S. Bank National Association, as trustee, as supplemented, amended or otherwise modified from time to time.

2.	Those certain 9.25% Senior Subordinated Notes due in 2019, in an original principal amount not to exceed $200,000,000, issued by the Company, pursuant to that certain Indenture, dated as of June 29, 2009 by and among the Company, the guarantors party thereto, and U.S. Bank National Association, as trustee, as supplemented, amended or otherwise modified from time to time.

3.	Letters of Credit:

Account Party	Bank	L/C Number	Beneficiary	Amount	Currency	Purpose	Expiration
Belden Singapore Private Limited	Citibank HK	5460301505	Larsen & Toubro Limited	12,028.00	USD	MRPL Phase III Refinery Expansion Project	10/22/12
Belden Singapore Private Limited	Citibank HK	5469078507	Engineers India Limited	27,855.00	USD	BORL Project Retention	08/08/11
Belden Singapore Private Limited	Citibank HK	549112515	Punj Lloyd Ltd.	19,395.00	USD	BORL Project Retention	03/22/12
Belden Singapore Private Limited	Citibank HK	5469225505	Hindustan Petroleum Corporation	25,545.03	USD	New FCCU Mumbai Refinery	07/22/11
Belden Singapore Private Limited	Citibank HK	5469247510	Bharat Petroleum Corporation	86,605.00	USD	Kochi Refinery Project	12/28/11
Belden Singapore Private Limited	Citibank HK	5469316506	Aditya Birla Nuvo Ltd.	5,217.73	USD	Hitech Carbon	04/17/12
Belden Singapore Private Limited	Citibank HK	5469364505	Larsen & Toubro Limited	18,539.00	USD	HPCL Lobs Project	04/06/12
Belden Singapore Private Limited	Citibank HK	5460060511	Indian Oil Corporation Ltd.	3,699.00	USD	HGU Project	06/07/11

Account Party	Bank	L/C Number	Beneficiary	Amount	Currency	Purpose	Expiration
Belden Singapore Private Limited	Citibank HK	5460076507	Vioth Hydro Pvt. Ltd.	1,015.00	USD	Himachal Sorang Power P Ltd. Project	07/08/13
Belden Singapore Private Limited	Citibank HK	5460341505	Hindustan Petroleum Corporation	2,205.00	USD	Projects MR Fuels, Mumbai Refinery	07/17/12
Belden Singapore Private Limited	Citibank HK	5460084503	Hindustan Petroleum Corporation	1,008.00	USD	Projects MR Fuels, Mumbai Refinery	11/29/11
Belden Singapore Private Limited	Citibank HK	5460145514	Engineers India Limited	42,750.00	USD	MRPL Phase III Refinery Expansion Project	03/21/13
Belden Singapore Private Limited	Citibank HK	5460365511	Engineers India Limited	8,550.00	USD	MRPL Phase III Refinery Expansion Project	09/20/13
Belden Singapore Private Limited	Citibank HK	5461011511	Greenesol Power Systems Pvt Ltd	2,977.58	USD	Utkal Alumina 3x30 MW Project	08/06/12
Belden Singapore Private Limited	Citibank HK	5461011512	Greenesol Power Systems Pvt Ltd	3,680.51	USD	Utkal Alumina 3x30 MW Project	08/07/12
Belden Singapore Private Limited	Citibank HK	5461042506	Larsen & Toubro Limited	14,513.50	USD	MRPL Phase III Refinery Expansion Project	01/30/13
Belden Singapore Private Limited	Citibank HK	5461048501	Mangalore Refinery Petrochemicals Ltd	2,710.00	USD	MRPL Phase III Refinery Expansion Project	08/20/12

4.	Bank Guarantees

Guarantor	Reference	Beneficiary	Amount	Currency	Purpose
Bank of America	N/A	Commissioners of HM Custom and Excise	100,000.00	GBP	Import/Export (Raydex)
ING Bank	2002010294	BHF Bank Frankfurt AM Main	125,000.00	EUR	Lease printers
ING Bank	2008000733	CHG Meridean	270,000.00	EUR	Lease computers
ING Bank	2007011587	Warehouse de Pauw	501,816.00	EUR	Lease back of Venlo premises
Citibank	5138318501	Warehouse de Pauw	1,300,000.00	EUR	Lease back of Venlo premises
Citibank	5138339501	KBC Lease Nederland B.V.	125,500.20	EUR	Copiers Rentals
Citibank	5139279504	INARCASSA	11,000.00	EUR	Office Rental Italy S.R.L.
Citibank	5139279505	INARCASSA	44,000.00	EUR	Office Rental Italy S.R.L.
Citibank	5139279506	HM Revenue and Customs	200,000.00	GBP	Import/Export (BWC)
Citibank	5210173501	Degedomus	1,320,213.87	EUR	Office HAC Ettlingen
Citibank China	5610252802	MCC	1,830,000.00	RMB	Quality Bank Guarantee
Citibank China		MCC	2,225,000.00	RMB	Warranty Guarantee
Citibank India	5679303543	Indian Oil corp Ltd	2,310,075.00	INR	Optical Sensing of 3rd Party
Citibank India	5670154506	Tata Consultancy Services Ltd	1,000,000.00	INR	Project TCS Sahyadri Park
China Construction Bank	KS012-2011006	Dalian HuaYu	25,463.00	RMB	Quality Bank Guarantee
China Construction Bank	KS012-2011011	Dalian HuaYu	15,467.50	RMB	Quality Bank Guarantee
China Construction Bank	KS012-2011013	Dalian HuaYu	1,474.05	RMB	Quality Bank Guarantee

SCHEDULE 6.01A

EXISTING MIRANDA INDEBTEDNESS

None.

SCHEDULE 6.02

EXISTING LIENS

Debtor	Secured Party	Original Filing Date	Filing Number	Jurisdiction	Property Covered
Belden Inc.	Orbian Financial Services II, LLC	03/30/10	20101086606	Delaware	All accounts, general intangibles or other receivables which are owing to Debtor by Siemens Industry, Inc. and have been purchased by the Secured Party from Debtor
Belden CDT Networking, Inc.	Daikin America, Inc.	03/16/09	2009-077- 2467-6	Washington	All Daikin products and inventory delivered by Secured Party as Consignor to Debtor as Consignee
Belden Wire & Cable Company	Daikin America, Inc.	03/13/09	90893302	Delaware	All Daikin products and inventory delivered by Secured Party as Consignor to Debtor as Consignee
Belden CDT Networking, Inc. f/k/a Cable Design Technologies Inc.	Union Bank of Switzerland, New York Branch*	08/26/93	Reel/Frame (1026/0269)	U.S. Patent and Trademark Office	MOHAWK trademark, reg. no. 1376538

*	Does not secure Indebtedness.

SCHEDULE 6.02A

EXISTING MIRANDA LIENS

None.

SCHEDULE 6.04

EXISTING INVESTMENTS

1.	50% of equity of Xuzhou Hirschmann Electronics Co. Ltd.

2.	25% of equity of Port GmbH.

3.	49% of equity of GarrettCom India Pvt Ltd.

SCHEDULE 6.06

TRANSACTIONS WITH AFFILIATES

None.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Belden Inc. and certain Foreign Subsidiary Borrowers

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of April 25, 2011 among Belden Inc., Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

[1]	Select as applicable.

Facility Assigned[2]	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                       , 20             [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Bank

By:
Title:

[Consented to:][4]

[BELDEN INC.]

By:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Term Loan Commitment”, etc.).
[3]	Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

2

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF OPINION OF COUNSEL FOR THE INITIAL LOAN PARTIES AND THE INITIAL

PLEDGED FOREIGN SUBSIDIARIES

[Attached]

EXHIBIT C

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated             , 20        (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of April 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Belden Inc. (the “Company”), Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the aggregate Revolving Commitments] [and/or] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Commitment] [and/or] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Commitment increased by $[            ], thereby making the aggregate amount of its total Revolving Commitments equal to $[            ]] [and/or] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[            ] with respect thereto].

2. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

BELDEN INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

2

EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated             , 20        (this “Supplement”), to the Credit Agreement, dated as of April 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Belden Inc. (the “Company”), Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Revolving Commitments] [and/or] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Commitment of $[            ]] [and/or] [a commitment with respect to Incremental Term Loans of $[            ]].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[            ]

4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

BELDEN INC.

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

3

EXHIBIT E

LIST OF CLOSING DOCUMENTS

BELDEN INC.

CERTAIN FOREIGN SUBSIDIARY BORROWERS

CREDIT FACILITIES

April 25, 2011

LIST OF CLOSING DOCUMENTS1

A. LOAN DOCUMENTS

1.	Credit Agreement (the “Credit Agreement”) by and among Belden Inc., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto (collectively with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrowers from the Lenders in an initial aggregate principal amount of $400,000,000.

SCHEDULES

Schedule 2.01	—	Commitments
Schedule 2.02	—	Mandatory Costs
Schedule 2.06	—	Existing Letters of Credit
Schedule 3.01	—	Subsidiaries
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.06	—	Transactions with Affiliates

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Opinion of U.S. Counsel for the Company and Initial Domestic Loan Parties
Exhibit C	—	Form of Increasing Lender Supplement
Exhibit D	—	Form of Augmenting Lender Supplement
Exhibit E	—	List of Closing Documents
Exhibit F-1	—	Form of Borrowing Subsidiary Agreement
Exhibit F-2	—	Form of Borrowing Subsidiary Termination
Exhibit G-1	—	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)

[1]

Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel.

Exhibit G-2	—	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit G-3	—	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit G-4	—	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)
Exhibit H	—	Form of Continuing Agreement re Letters of Credit

2.	Notes executed by the initial Borrowers in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

3.	Guaranty executed by the initial Subsidiary Guarantors in favor of the Administrative Agent

4.	Pledge and Security Agreement executed by the initial Subsidiary Guarantors that are Domestic Subsidiaries (collectively with the Borrowers, the “Domestic Loan Parties”), together with pledged instruments and allonges, stock certificates, stock powers executed in blank, pledge instructions and acknowledgments, as appropriate.

Exhibit A	—	Legal and Prior Names; Principal Place of Business and Chief Executive Office; Properties Leased by the Grantors; Properties Owned by the Grantors; Public Warehouses or Other Locations
Exhibit B	—	Aircraft/Engines, Ships, Railcars and Other Vehicles Governed by Federal Statute; Material Intellectual Property
Exhibit C	—	List of Material Instruments, Pledged Equity
Exhibit D	—	UCC Financing Statement Filing Locations
Exhibit E	—	Material Commercial Tort Claims
Exhibit F	—	FEIN; State Organization Number and Jurisdiction of Incorporation
Exhibit G	—	Form of Amendment

5.	Confirmatory Grant of Security Interest in United States Patents made by certain of the Domestic Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A	—	Registered Patents; Patent Applications; Other Patents

6.	Confirmatory Grant of Security Interest in United States Trademarks made by certain of the Domestic Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A	—	Registered Trademarks; Trademark and Service Mark Applications; Other Trademarks

7.	Certificates of Insurance listing the Administrative Agent as (x) lender loss payee for the property, casualty insurance policies of the Domestic Loan Parties, together with long-form lender loss payable endorsements, as appropriate, and (y) additional insured with respect to the liability insurance of the Domestic Loan Parties, together with additional insured endorsements.

B. UCC DOCUMENTS

8.	UCC, tax lien and name variation search reports naming each Domestic Loan Party from the appropriate offices in relevant jurisdictions.

2

9.	UCC financing statements naming each Domestic Loan Party as debtor and the Administrative Agent as secured party as filed with the appropriate offices in applicable jurisdictions.

C. CORPORATE DOCUMENTS

10.	Certificate of the Secretary or Manager or an Assistant Secretary or Assistant Manager of each Domestic Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Domestic Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Domestic Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Domestic Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Domestic Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of each Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Credit Agreement.

11.	Good Standing Certificate (or analogous documentation if applicable) for each Domestic Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.

D. OPINIONS

12.	Opinion of Lewis, Rice & Fingersh, L.C., U.S. counsel for the Borrowers and the Subsidiary Guarantors.

E. CLOSING CERTIFICATES AND MISCELLANEOUS

13.	A Certificate signed by the President, a Vice President or a Financial Officer of the Company certifying the following: (i) all of the representations and warranties of the Company set forth in the Credit Agreement are true and correct and (ii) no Default or Event of Default has occurred and is then continuing.

14.	A Certificate of the President, a Vice President or a Financial Officer of the Company in form and substance reasonably satisfactory to the Administrative Agent supporting the conclusions that, after giving effect to the Transactions, the Company and its Subsidiaries, taken as a whole, are Solvent and will be Solvent subsequent to incurring the Indebtedness in connection with the Transactions.

15.	Payoff documentation providing evidence reasonably satisfactory to the Administrative Agent that the credit agreement identified in Section 4.01(f) of the Credit Agreement has been terminated and cancelled (along with all of the agreements, documents and instruments delivered in connection therewith) and all Indebtedness owing thereunder has been repaid and any and all liens thereunder have been terminated.

F. POST-CLOSING DOCUMENTS

16.	Guarantee by Belden Global CV.

3

17.	Pledge Agreement by Belden Holdings, Inc. and CDT International Holdings LLC with respect to 65% of their respective interests in Belden Global CV.

18.	Pledge Agreement by Belden Global CV with respect to 65% of the shares of Belden International Holdings BV.

19.	In relation to Belden Deutschland GmbH (the “Initial German Borrower”), (i) a recent commercial register extract (Handelsregisterauszug), (ii) its articles of association (Satzung), (iii) a list of its shareholders (Gesellschafterliste) , (iv) copies of a shareholder resolution of the Initial German Borrower approving of the terms of and the transactions contemplated by the Loan Documents, (v) a specimen signature of each person authorized to execute on behalf of the Initial German Borrower any Loan Document and any agreements, notices and other documents under or in connection with the Loan Documents and (vi) a certificate of an authorized signatory of the Initial German Borrower that each copy document referred to above is true, complete and in full force as at a date nor earlier than the date of the Credit Agreement.

20.	In relation to Belden Global CV, (i) a recent extract from the commercial register, (ii) the agreement of limited partnership, (iii) the partners resolutions, approving of the terms of and the transactions contemplated by the Pledge Agreement referenced in Items 8 and 9 of this Exhibit E and (iv) a certificate of an authorized signatory of Belden Global CV that each copy document referred to above is true, complete and in full force as at a date not earlier than the date of the Credit Agreement.

21.	In relation to Belden International Holdings B.V., (i) a recent extract from the commercial register, (ii) its articles of association, (iii) the shareholders’ register, (iv) the resolutions of its shareholders and its managing board, each approving of the terms of and the transactions contemplated by the Pledge Agreement referenced in Item 18 of this Exhibit E and (v) a certificate of an authorized signatory of Belden International Holdings B.V. that each copy document referred to above is true, complete and in full force as at a date not earlier than the date of the Credit Agreement.

22.	Opinion of Hengeler Mueller, counsel for the Initial German Borrower.

23.	Opinion of Heussen, counsel for Belden Global CV and Belden International Holdings BV.

4

EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [            ], among Belden Inc., a Delaware corporation (the “Company”), [Name of Foreign Subsidiary Borrower], a [            ] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of April 25, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Foreign Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Foreign Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Borrowing Subsidiary and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [            ].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct in all material respects as of that date. [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with, or otherwise constitute unlawful financial assistance under [Sections 677 to 683 (inclusive) of the United Kingdom Companies Act 2006 of England and Wales (as amended)] [Section 47A of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong)].6[INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS] The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Foreign Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

[6]	To be included only if a New Borrowing Subsidiary will be a Borrower organized under the laws of England and Wales or Hong Kong, as the case may be.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

BELDEN INC.

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.

as Administrative Agent

for the Lenders referred to below

1 Chase Tower

Chicago, Illinois 60603

Attention: [            ]

[Date]

Ladies and Gentlemen:

The undersigned, Belden Inc. (the “Company”), refers to the Credit Agreement dated as of April 25, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [            ] (the “Terminated Borrowing Subsidiary”) as a Foreign Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been repaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours, BELDEN INC.

By:
Name:
Title:

EXHIBIT G-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 25, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Belden Inc. (the “Company”), Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20[__]

EXHIBIT G-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 25, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Belden Inc. (the “Company”), Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20[__]

EXHIBIT G-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 25, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Belden Inc. (the “Company”), Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non- U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                 , 20[__]

EXHIBIT G-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 25, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Belden Inc. (the “Company”), Belden FinCo Inc., the other Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively with the Company, the “Borrowers”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                 , 20[__]

EXHIBIT H

FORM OF CONTINUING AGREEMENT RE LETTERS OF CREDIT

[Attached]

Annex II

Amended Exhibits to Security Agreement

[Attached]

EXHIBIT “A”

(See Sections 3.3, 3.4, 3.5 and 4.1.7 of Security Agreement)

Prior names, jurisdiction of formation, chief executive office, mergers and mailing address:

Grantor	Prior Names	Jurisdiction of Formation	Chief Executive Office	Mergers	Mailing Address
Belden Inc.	Belden CDT Inc.	Delaware	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

- Belden 2007 Inc. into Belden CDT Inc. and renamed Belden Inc. on May 24, 2007

- Certain assets and liabilities of CDT International Holdings LLC assigned to Belden Inc. on December 31, 2009

- Assets and liabilities of Belden Technologies, LLC assigned to Belden Inc. on December 31, 2009

- Certain assets and liabilities of Belden Wire & Cable Company, LLC assigned to Belden Inc. on December 31, 2009

- Certain assets and liabilities of Belden 1993 LLC assigned to Belden Inc. on December 31, 2009

- Certain assets and liabilities of Belden CDT Networking, Inc. distributed to Belden Inc. on December 31, 2009

- Assets and liabilities of X-Mark/CDT Inc. assigned to Belden Inc. on December 31, 2009

7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

Belden 1993 LLC	- Belden 1993 Inc. - Belden Inc.	Delaware	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

- Belden Inc. changed name to Belden 1993 Inc. May 9, 2007

- Red Hawk/CDT, Inc. into Belden 1993 Inc. on October 15, 2009

- Belden Communications Holding, Inc. into Belden 1993 Inc. on October 15, 2009

- Hirschmann Automation and Control Inc. into Belden 1993 Inc. on December 31, 2009

- Belden 1993 Inc. converted to Belden 1993 LLC December 31, 2009

c/o Belden Inc. 7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

Belden CDT Networking, Inc.	N/A	Washington	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	- Certain assets and liabilities of CDT International Holdings LLC assigned to Belden CDT Networking, Inc. on December 31, 2009	c/o Belden Inc. 7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

1

Grantor	Prior Names	Jurisdiction of Formation	Chief Executive Office	Mergers	Mailing Address
Belden CDT Networking, Inc.	N/A	Washington	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	- Certain assets and liabilities of CDT International Holdings LLC assigned to Belden CDT Networking, Inc. on December 31, 2009	c/o Belden Inc. 7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

Belden Holdings, Inc.	N/A	Delaware	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	N/A	c/o Belden Inc. 7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

Belden Wire & Cable Company LLC	- Belden Wire & Cable Company	Delaware	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	- Belden Wire & Cable Company converted to Belden Wire & Cable Company LLC December 31, 2009	c/o Belden Inc. 7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

CDT International Holdings LLC	- CDT International Holdings Inc.	Delaware	7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

- Nordx/CDT Corp. into CDT International Holdings Inc. on October 15, 2009

- Nordx/CDT-IP Corp. into CDT International Holdings Inc. on October 15, 2009

- Merge Dearborn/CDT Corp. into CDT International Holdings Inc. on December 31, 2009

- Merge Thermax/CDT, Inc. into CDT International Holdings Inc. on December 31, 2009

- CDT International Holdings Inc. converted to CDT International Holdings LLC December 31, 2009

c/o Belden Inc. 7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105

2

Locations of Real Property, Inventory and Equipment:

A. Owned Locations of Inventory and Equipment of the Grantors as of April 25, 2011:

Grantor	Location	Location Owner
Belden Inc.

1.      2200 U.S. Hwy. 27 S, Richmond, Indiana

2.      350 NW N Street, Richmond, Indiana

3.      1411 NW 11th Street, Richmond, Indiana

4.      2001 N. Main Street, Washington, Pennsylvania

5.      711 Lidgerwood Avenue, Elizabeth, New Jersey

6.      1211 Columbia Avenue, Monticello, Kentucky

7.      4421 W. Rice Street, Chicago, Illinois

8.      2833 W. Chestnut Street, Washington, Pennsylvania

9.      224 N. Main Street, Bldg. K, Horseheads, New York

Belden Inc. for all.

Belden 1993 LLC	None

Belden CDT Networking, Inc.	None

Belden Holdings, Inc.	None

Belden Wire & Cable Company LLC	None

CDT International Holdings LLC	None

3

B. Leased Locations of Inventory and Equipment of the Grantors as of April 25, 2011 (Include Landlord’s Name):

Grantor	Location	Landlord

Belden Inc.	1. Ave. de los Nogales No. 290 Fracc. San Carlos, Nogales, Sonora, Mexico	1. Intramerica Industrial Properties II, S. de R.L. de C.V.

	2. Av. Sendero Division #500, B-1 Col. Tabachines San Nicholas d los Garza, N.L. 85340 C.P. 66422	2. Indigo Inmuebles, S.A. de C.V.

	3. Calle Bustamante 645, Nogales, SON, 84065	3. Sonitronies

	4. 128 Tolman Avenue, Leominster, Massachusetts	4. Joseph D. Spound, William L. Spound, et al., as Trustees of Sound Tolman Trust, under declaration of trust dated December 18, 1985

	5. Blvd. Agua Caliente #10470 Int. 2, Tijuana, Baja California (new address with the same landlord, starting in April 2011 is: Blvd. Insurgentes #8272, Colonia Libramiento, Tijuana, Baja California)	5. Salvador Lutteroth Lomeli

	6. 1540 Orchard Drive, Chambersburg, Pennsylvania	6. CADC (Chambersburg Area Development Corp)

	7. 17370 Mount Herman Street, Fountain Valley, California	7. Princeland Properties

	8. 235 N. Freeport Drive, Nogales, Arizona	8. Sonitronies

	9. 1635 Main Sacramento, California	9. James J. Stevinson, a Corporation

	10. 7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	10. KBS Realty Advisors.

Belden 1993 LLC	None

Belden CDT Networking, Inc.	None

Belden Holdings, Inc.	None

Belden Wire & Cable Company LLC	None

CDT International Holdings LLC	None

4

C.	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements as of April 25, 2011 (include name of warehouse operator or other bailee or consignee of Inventory and Equipment of the Grantors):

Grantor	Location	Warehouse Operator / Bailee / Consignee
Belden Inc.	Menlo Worldwide, 5 South 84th Avenue, Tolleson, Arizona	Menlo Worldwide (logistics provider)

Belden 1993 LLC	None

Belden CDT Networking, Inc.	None

Belden Holdings, Inc.	None

Belden Wire & Cable Company LLC	None

CDT International Holdings LLC	None

5

EXHIBIT “B”

(See Sections 3.8 and 3.12 of Security Agreement)

A. [Reserved]

B. Aircraft/engines, ships, vessels, railcars, other vehicles and similar equipment governed by federal statute:

Description	Registration Number
NONE

C. Material Intellectual Property:

Trademarks and Trademark Applications

Grantor	Mark	Registration No.	Serial No.	Date Filed	Registration Date
Belden Inc.	Belden	1393064	73550353	July 26, 1985	May 13, 1986

Belden Inc.	Alpha	2058525 2100561	74439951 74364005	September 24, 1993 March 3, 1993	May 6, 1997 September 30, 1997

Belden Inc.	Mohawk	1376538	73536788	May 10, 1985	December 24, 1985

Belden Inc.	Snap-N-Seal	1562831	73750825	September 7, 1988	October 24, 1989

Belden Inc.	LRC	1266940	73373342	August 17, 1982	February 14, 1984

Belden Inc.	Sending All the Right Signals	3309879	78922437	July 5, 2006	October 9, 2007

Belden Inc.	Brilliance	1938770	74617119	January 3, 1995	November 28, 1995

Belden Inc.	BELDEN & DESIGN	3374316	78922427	July 5, 2006	January 22, 2008

Belden Inc.	BELDEN (Stylized letters)	501189	71530615	August 6, 1947	July 27, 1948

Belden Inc.	BELDEN (Stylized letters)	420949	71482267	April 18, 1945	May 7, 1946

6

Patents and Patent Applications

Grantor	Title	Patent Number	Application Number	Date Filed	Issue Date	Country
Belden Inc.	Telecommunications cable	5,563,377	08/261,073	June 16, 1994	October 8, 1996	U.S.A.

Belden Inc.	Multi-pair data cable with configurable core filling and pair separation	7,179,999	11/352,850	February 13, 2006	February 20, 2007	U.S.A.

Belden Inc.	High performance data cable	7,663,061	11/877,343	October 23, 2007	February 16, 2010	U.S.A.

Belden Inc.	Web for separating conductors in a communication cable	7,772,494	11/682,415	March 6, 2007	August 10, 2010	U.S.A.

Belden Inc.	Twisted parallel cable	5,606,151	08/032,149	March 17, 1993	February 25, 1997	U.S.A.

Belden Inc.	Data cable with cross-twist cabled core profile	7,135,641	11/197,718	August 4, 2005	November 14, 2006	U.S.A.

Belden Inc.	Flat-type communication cable	5,821,467	08/714,801	September 11, 1996	October 13, 1998	U.S.A.

Belden Inc.	Coaxial connector having detachable locking sleeve	6,530,807	09/852,343	May 9, 2001	March 11, 2003	U.S.A.

Belden Inc.	Coaxial cable fitting and crimping tool	7,188,507	10/927,884	August 27, 2004	March 13, 2007	U.S.A.

Belden Inc.	Constant force coaxial cable connector	7,566,236	12/156,970	June 5, 2008	July 28, 2009	U.S.A.

7

EXHIBIT “C”

List of Pledged Equity and Material Instruments

(See Section 3.11 of Security Agreement)

A. STOCKS

Owner/Grantor	Issuer	Certificate Number	Number of Shares
Belden Inc.	Belden CDT Networking, Inc.	R-2	1,000

Belden Inc.	GarrettCom, Inc.	CS-002	1,000

Belden Wire & Cable Company LLC	Belden CDT International, Inc.	2	100

Belden Wire & Cable Company LLC	Belden Holdings, Inc.	4	61

CDT International Holdings LLC	Belden Holdings, Inc.	5	39

B. [RESERVED]

C. [RESERVED]

D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED):

Owner/Grantor	Issuer	Description	Percentage Ownership Interest Pledged
Belden Inc.	Belden 1993 LLC	Uncertificated membership interest	100

Belden 1993 LLC	Belden Wire & Cable Company LLC	Uncertificated membership interest	100

Belden CDT Networking, Inc.	CDT International Holdings LLC	Uncertificated membership interest	100

8

Owner/Grantor	Issuer	Description	Percentage Ownership Interest Pledged
Belden Wire & Cable Company LLC	Belden Technologies, LLC	Uncertificated membership interest	100

Belden Holdings, Inc.	Belden Global C.V.	Uncertificated partnership interest	56.615

CDT International Holdings LLC	Belden Global C.V.	Uncertificated partnership interest	8.385

The Equity Interests identified in this Section D of Exhibit “C” are not Securities under Article 8 of the UCC.

E. MATERIAL INSTRUMENTS:

Grantor (Lender Under Instrument)	Borrower Under Instrument	Maximum Aggregate Principal Amount
None

9

EXHIBIT “D”

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

GRANTOR	FILING OFFICE

Belden Inc.	Delaware

Belden 1993 LLC	Delaware

Belden CDT Networking, Inc.	Washington

Belden Holdings, Inc.	Delaware

Belden Wire & Cable Company LLC	Delaware

CDT International Holdings LLC	Delaware

10

EXHIBIT “E”

(See Sections 3.13 and 4.13 of Security Agreement)

MATERIAL COMMERCIAL TORT CLAIMS

None.

11

EXHIBIT “F”

(See Section 3.10 of Security Agreement)

FEDERAL EMPLOYER IDENTIFICATION NUMBER;

STATE ORGANIZATION NUMBER; JURISDICTION OF INCORPORATION

Grantor	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number (if any)
Belden Inc.	36-3601505	Corporation	Delaware	2161073

Belden 1993 LLC	76-0412617	Limited liability company	Delaware	2344337

Belden CDT Networking, Inc.	91-1351700	Corporation	Washington	601124888

Belden Holdings, Inc.	43-1713458	Corporation	Delaware	2486198

Belden Wire & Cable Company LLC	76-0405789	Limited liability company	Delaware	2341956

CDT International Holdings LLC	25-1715671	Limited liability company	Delaware	2347113

12

EXHIBIT A

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Belden Inc., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), which Amendment No. 2 is dated as of July 23, 2012 and is by and among the Company, Belden FinCo Inc., a company organized under the laws of the Province of Ontario, Canada, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.

Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned by its signature below, hereby (a) acknowledges and consents to the execution and delivery of the Amendment by the parties thereto, (b) agrees that the Amendment and the transactions contemplated thereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Subsidiary Guaranty or the Collateral Documents and other Loan Documents to which it is a party, (c) reaffirms all of its obligations under the Loan Documents to which it is a party, (d) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents, and (e) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

Each of the undersigned hereby represents and warrants for itself on and as of the date hereof that each representation and warranty by the undersigned in each Loan Document to which it is a party is true and correct in all material respects on and as of the date hereof (except to the extent that any such representation and warranty is stated to relate to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

All references to the Credit Agreement contained in the above referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated: July 23, 2012

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

BELDEN 1993 LLC

By:	/s/ John E. Einwalter
Name: John E. Einwalter
Title: Treasurer

BELDEN CDT NETWORKING, INC.

By:	/s/ John E. Einwalter
Name: John E. Einwalter
Title: Treasurer

BELDEN HOLDINGS, INC.

By:	/s/ John E. Einwalter
Name: John E. Einwalter
Title: Treasurer

BELDEN WIRE & CABLE COMPANY LLC

By:	/s/ John E. Einwalter
Name: John E. Einwalter
Title: Treasurer

CDT INTERNATIONAL HOLDINGS LLC

By:	/s/ John E. Einwalter
Name: John E. Einwalter
Title: Treasurer

Signature Page to Consent and Reaffirmation to

Amendment No. 2 to Credit Agreement